                               File No. 333-83012
       As Filed with the Securities and Exchange Commission on July, 2002

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   FORM SB-2/A

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                 AMENDMENT NO. 1

                               HOLLOW EGG ONE INC.
                 (Name of small business issuer in its charter)

    DELAWARE                           6770                    22-3827119
(State or Jurisdiction      (Primary Standard Industrial     (I.R.S. Employer
of Incorporation)           Classification Code No.)         Identification No.)

          MILLING LAW OFFICES,115 RIVER ROAD, BUILDING 12, SUITE 1205,
                          EDGEWATER, NEW JERSEY 07020,
                                 (201) 313-1600
              (Address and telephone number of executive offices)

          MILLING LAW OFFICES, 115 RIVER ROAD, BUILDING 12, SUITE 1205,
                   EDGEWATER, NEW JERSEY 07020, (201) 313-1600
(Address of principal place of business or intended principal place of business)

            JOHN L. MILLING, 115 RIVER ROAD, BUILDING 12, SUITE 1205,
                   EDGEWATER, NEW JERSEY 07020, (201) 313-1600
           (Name, address, and telephone number of agent for service)

                Approximate Date of Proposed Sale to the Public:
   AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE

        IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 OF THE
                SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX [X]

                                          CALCULATION OF REGISTRATION FEE

  Title of Each Class of        Amount to be     Proposed Maximum Offering            Proposed Maximum               Amount of
Securities to be Registered      Registered        Price Per Security (1)         Aggregate Offering Price(1)    Registration Fee
---------------------------     ------------    --------------------------      -----------------------------    ----------------
Common Stock, $.0001
 par value per share(2)         1,100,000                    $0.25                   $  275,000.00                  $ 25.30
Common Stock, $.0001
 par value per share(3)           150,000                    $0.25                   $   37,500.00                  $  3.45
Common Stock, $.0001
 par value per share(4)         9,000,000                    $0.04                   $  360,000.00                  $ 33.12
Common Stock, $.0001
 par value per share(5)         9,000,000                    $0.04                   $  360,000.00                  $ 33.12
Totals                         19,250,000                                            $1,032,500.00                  $ 95.00

Notes:
-----

(1)      Estimated solely for purposes of calculating the registration fee.

(2) To be offered for sale to shareholders of the small business issuer's parent and, to the extent unsold, to the general public, in states in which the sale of the offered shares is permitted.

(3) To be offered for sale, commencing on a future date not later than 15 months from the effective date hereof, solely to shareholders of the small business issuer's parent who reside in states in which the sale of the offered shares is not currently permitted and who were not able to participate in the offering described in Note (2), On the accomplishment of the purposes set forth herein, the sale of the offered shares will be permitted in such states and the offering of the 150,000 shares will immediately be made. To the extent these shares are not able to be sold, they will be retained by the small business issuer without further consideration.

(4) To be redeemed, in whole or part, by the small business issuer from the parent, on the accomplishment of the purposes set forth herein.

(5) To be issued by the small business issuer ratably to the shareholders of the reverse acquirer of the small business issuer at the time of the redemption by the small business issuer of this stock, The offering commencement, the stock redemption, and the stock issuance, described in Notes (3), (4) and (5), are intended to occur contemporaneously.

         THE SMALL BUSINESS ISSUER HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE SMALL BUSINESS ISSUER SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                   PART I - INFORMATION REQUIRED IN PROSPECTUS

                              CROSS-REFERENCE SHEET

              SHOWING THE LOCATION IN PROSPECTUS OF INFORMATION
              REQUIRED BY ITEMS 1 THROUGH 23, PART I OF FORM SB-2


           Item in Form SB-2                                         Prospectus Caption

1.         Forepart of the Registration Statement                    Cover page and cross-reference sheet;
           and Front Cover of Prospectus                             cover page of prospectus

2.         Inside Front and Outside Back Cover                       Inside front and outside back cover
           Pages of Prospectus                                       pages of prospectus

3.         Summary Information and Risk Factors                      Prospectus Summary; Summary
                                                                     Financial Information; Risk Factors

4.         Use of Proceeds                                           Use of Proceeds

5.         Determination of Offering Price                           Prospectus Summary-Determination of
                                                                     Offering Price; Risk Factors;
                                                                     Description of Securities

6.         Dilution                                                  Dilution; Risk Factors

7.         Selling Security Holders                                  Not Applicable

8.         Plan of Distribution                                      Plan of Distribution; Subscription
                                                                     Rights; Subsequent Subscription Rights

9.         Legal Proceedings                                         Business-Legal Proceedings

10.        Directors, Executive Officers,                            Management-Executive Officers and
           Management Promoters and Control                          Directors; Principal Shareholders;
           Persons                                                   Certain Transactions

11.        Security Ownership of Certain                             Principal Shareholders
           Beneficial Owners and Management

12.        Description of Securities                                 Description of Securities

13.        Interest of Named Experts and Counsel                     Legal Opinions; Experts; Principal
                                                                     Shareholders

14.        Disclosure of Commission Position on                      Management-Indemnification of
           Indemnification for Securities Act                        Officers and Directors
           Liabilities

15.        Organization Within Last Five Years                       Prospectus cover; Prospectus
                                                                     Summary-Hollow Egg; Business-
                                                                     General

16.        Description of Business                                   Business

17.        Management's Discussion and Analysis                      Business-General; -Requirements of
           or Plan of Operation                                      Business Combination Candidates;
                                                                     Identification of Business Combination
                                                                     Candidates;-Evaluation of Business
                                                                     Combination Candidates

18.        Description of Property                                   Business-Property

19.        Certain Relationships and Related                         Certain Transactions; Principal
           Transactions                                              Shareholders; Business-Executive
                                                                     Officers and Directors

20.        Market for Common Equity and Related                      Prospectus cover; Risk Factors;
           Stockholder Matters                                       Description of Securities-Trading
                                                                     Market for Common Stock; -Shares
                                                                     Eligible for Future Resale; Business-
                                                                     Compliance with Penny Stock
                                                                     Requirements

21.        Executive Compensation                                    Management - Management
                                                                     Compensation

22.        Financial Statements                                      Financial Statements

23.        Changes in and Disagreements With                         Experts
           Accountants on Accounting and
           Financial Disclosure














                  [Remainder of Page Intentionally Left Blank]

The information in this prospectus in not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

                    SUBJECT TO COMPLETION-- DATED JULY , 2002

PROSPECTUS                                                               , 2002
-------------------------------------------------------------------------------

                               HOLLOW EGG ONE INC.
[LOGO]
                        1,100,000 SHARES OF COMMON STOCK
                                 $.25 PER SHARE

 Hollow Egg One Inc. is a privately owned "blank check" company, recently organized in the State of Delaware whose sole purpose at this time is to identify and consummate a merger or acquisition with a private entity.

           We are offering these shares through our management, on an "all-or-none" basis. This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. Even if a market develops, you may not be able to sell your shares.

   This offering will end on ,2002 unless extended until ,2002 and thereafter unless again extended until ,2002. No minimum purchase is required. All funds received by way of these share purchases will be placed in escrow.

          This investment should be considered only by persons willing to gamble on a very high risk investment and willing and able to afford to lose their entire investment.
 See Risk Factors at page 9 for a description of certain of the risks involved.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful
     or complete. Any representation to the contrary is a criminal offense.



Offering Information                           Per Share Amount               Total Amount
--------------------                           ----------------               ------------

PUBLIC OFFERING PRICE                            $    0.25                   $   275,000.00
DISCOUNTS OR COMMISSIONS (1)                     $    0.00                   $         0.00
ESTIMATED OFFERING EXPENSES (2)                  $    0.025                  $    27,500.00
NET OFFERING PROCEEDS TO HOLLOW EGG              $    0.225                  $   247,500.00

NOTES TO SPREAD TABLE:

(1) NO COMMISSIONS OR EXPENSES WILL BE PAID TO MANAGEMENT OF HOLLOW EGG FROM THE PROCEEDS OF THIS OFFERING. TECUMSEH WILL PAY MINIMAL OUT-OF-POCKET EXPENSES INCURRED BY HOLLOW EGG'S MANAGEMENT.

(2) ESTIMATED OFFERING EXPENSES OF HOLLOW EGG ARE EXPECTED TO AMOUNT TO $27,500, AS INDICATED ON THIS SPREAD TABLE. THIS AMOUNT REPRESENTS THE EXTENT TO WHICH HOLLOW EGG WILL BE FINANCIALLY ABLE TO PAY THESE EXPENSES AND DO NOT INCLUDE CERTAIN OTHER OFFERING COSTS. HOLLOW EGG AND PRINCIPAL SHAREHOLDER, TECUMSEH HOLDINGS CORPORATION HAVE ENTERED INTO A WRITTEN AGREEMENT WHEREBY TECUMSEH WILL PAY, WITHOUT RECOURSE OF ANY KIND TO HOLLOW EGG, ALL OFFERING EXPENSES, WHETHER PREVIOUSLY OR HEREAFTER INCURRED, INCLUDING ANY LIABILITIES OF HOLLOW EGG ON THAT ACCOUNT, WHICH ARE BEYOND THE ABILITY OF HOLLOW EGG TO PAY.

         THE SHARE OFFERING MADE BY THIS PROSPECTUS IS INTENDED TO COMPLY WITH, AMONG OTHER GENERAL RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, RULES 10B-9 AND 419. RULE 10B-9 RELATES TO PROCEDURES WHICH MUST BE FOLLOWED UNTIL THE COMPLETION OR OTHER TERMINATION OF THE OFFERING AND RULE 419 RELATES TO PROCEDURES WHICH MUST BE FOLLOWED SUBSEQUENT TO THE SUCCESSFUL COMPLETION OF THE OFFERING, THAT IS, IF ALL THE OFFERED SHARES ARE SOLD. THESE RULES ARE GENERALLY REFERRED TO IN THIS PROSPECTUS AS THE SEC RULES.

         YOUR SUBSCRIPTION PAYMENTS WILL BE HELD IN ESCROW WITH VALLEY NATIONAL BANK IN WAYNE, NEW JERSEY.

         NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. A DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED ONLY TO PROVIDE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN OUR AFFAIRS SINCE THE DATE HEREOF. HOWEVER, ANY SUCH CHANGES THAT MAY HAVE OCCURRED WILL NOT HAVE BEEN MATERIAL TO AN INVESTMENT DECISION. IN THE EVENT THERE HAS BEEN ANY MATERIAL CHANGES IN OUR AFFAIRS, A POST-EFFECTIVE AMENDMENT WILL BE FILED. WE RESERVE THE RIGHT TO REJECT ANY ORDER, IN WHOLE OR IN PART, FOR THE PURCHASE OF ANY OF THE SHARES OFFERED.

         UNTIL [INSERT DATE], ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS AND SUBSCRIPTIONS.

                                                 TABLE OF CONTENTS


                                                                                                         Page
                                                                                                         ----

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS..............................................     iii
PROSPECTUS SUMMARY..................................................................................       1
SUMMARY FINANCIAL INFORMATION.......................................................................       3
RISK FACTORS........................................................................................       3
HOW TO PURCHASE SHARES OF HOLLOW EGG................................................................       6
SUBSCRIPTION RIGHTS.................................................................................       6
SUBSEQUENT SUBSCRIPTION RIGHTS......................................................................      11
YOUR RIGHTS AND ENTITLEMENTS TO CERTAIN PROTECTIVE MEASURES UNDER SEC RULES RELATING
         TO "BLANK CHECK" COMPANIES.................................................................      13
DILUTION ...........................................................................................      16
USE OF PROCEEDS.....................................................................................      18
CAPITALIZATION......................................................................................      21
DESCRIPTION OF BUSINESS.............................................................................      21
PRINCIPAL SHAREHOLDERS..............................................................................      31
MANAGEMENT..........................................................................................      32
CERTAIN TRANSACTIONS................................................................................      37
DESCRIPTION OF SECURITIES...........................................................................      38
PLAN OF DISTRIBUTION................................................................................      41
EXPERTS  ...........................................................................................      43
LEGAL OPINIONS......................................................................................      43
WHERE YOU CAN FIND MORE INFORMATION.................................................................      43
FINANCIAL STATEMENTS................................................................................     F-1


             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains statements that Hollow Egg believes are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this prospectus, including statements regarding Hollow Egg's competitive strengths, business strategy, expected benefits of any acquisition, future financial position, budgets, projected costs and plans and objectives of management are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "should," "intend," "estimate," "anticipate," "believe," "plan," "continue," or similar terminology. THESE FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND ARE SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS, SOME OF WHICH ARE BEYOND HOLLOW EGG'S CONTROL, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE WHICH ARE EXPRESSED OR IMPLIED IN THOSE FORWARD-LOOKING STATEMENTS. These factors include the "Risk Factors" and others in this prospectus, and these factors expressly qualify all written and oral forward-looking statements attributable to Hollow Egg. The "safe harbor" provisions of the above mentioned act do not apply to statements made in connection with our offering. We disclaim any obligation to update forward-looking statements.

                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this prospectus. Because this is a summary, it may not contain all of the information that you should consider before receiving a distribution of our common stock. You should read this entire prospectus carefully.

Hollow Egg

         We are a "blank check" company within the meaning of and subject to Rule 419 of the SEC rules. We were incorporated in Delaware on September 5, 2001 for the sole purpose of acquiring or merging with another business or company. We have no present plans, proposals, agreements, arrangements or understandings to acquire or merge with any specific business or company nor have we identified any specific business or company for investigation and evaluation for a merger with us. Since our organization, our activities have been limited to our preparations for the offering made by this prospectus. We will not engage in any substantive commercial business following the offering until a business combination with a suitable operating entity is consummated.. We temporarily maintain our office at Milling Law Offices, 115 River Road, Building 12, Edgewater, New Jersey 07020. Our telephone number is (201) 313-1600; our fax number is (201) 313-7249; and our e-mail address is tecumseh.holdings@verizon.net. These offices are the law offices of John L. Milling, president and a director of Hollow Egg's parent, Tecumseh Holdings Corporation.

The Offering

Securities offered                  1,100,000 shares of common stock,
                                    $0.0001 par value, offered at $0.25 per
                                    share, through Company management consisting of its chairman and president.

Manner of offering                  "All or none". Unless all of the offered
                                    shares are sold, none will be sold.

Offering period                     60 days from the effective date of this
                                    prospectus, which period may be extended by Hollow Egg for up to two separate consecutive 45-day periods. Future references to the offering period will be the offering period as it may be extended.

Common stock outstanding            Prior to the offering: 9,000,000 shares
                                    After the offering: 10,100,000 shares

Reservations of rights              Hollow Egg reserves the right to terminate
                                    the offering at any time at its sole
                                    discretion. Hollow Egg also reserves the right to accept or reject, in whole or in part, any subscription to the offered
                                    Company shares. In the event of any such rejection, all sums paid by subscribers and due to be refunded to them will be so refunded with earned interest and/or dividends.

Risk Factors Investments in our securities are highly speculative, involve a high degree of risk, and should be purchased only by you if you can afford to lose your entire investment.

Subsequent                          Offering Hollow Egg understands that the
                                    sale of its shares is not permitted,
                                    directly or by prohibitive restrictions, in 12 states and that, following successful completion of a business combination, at which time it will no longer be a "blank check" company, the sale of its shares will be permitted. Promptly following this business combination, Hollow
                                    Egg will offer 150,000 of its shares to its shareholders residing in these states, the gross proceeds of which will be paid to Hollow Egg under its new management. Unless specifically indicated, all references to the offer or the offering in this prospectus pertain to the present offering of 1,100,000 shares. See "Subsequent Subscription Rights" at page 17.

Offering Price                      There is no public market for the Hollow Egg
                                    shares and therefore no market price upon which their offering price of $0.25 per share could be based. The offering price of $0.25 per share bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. Among factors considered by us in determining the offering price were:

                                    -        Estimates of our business
                                             potential;

                                    -        Our limited financial resources;

                                    -        The amount of equity desired to be
                                             issued in a business combination;

                                    -        The amount of dilution to the
                                             public shareholders; and

                                    -        The general condition of the
                                             securities markets.

Subscription Rights                 This offering of 1,100,000 shares
                                    will, for a 60-day period , be made
                                    exclusively to holders of record of the
                                    Class A common stock of Tecumseh Holdings
                                    Corporation, the parent of Hollow Egg, who are not affiliated or associated with Tecumseh. All of the Tecumseh Class A common shareholders have provided Tecumseh with documentation indicating their accredited investor status.

Legal Compliance                    We are a "blank check" company. A "blank
                                    check" company is generally defined as a development stage company which has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person, and is issuing a penny stock. The procedures required for the successful implementation of a "blank check" company are, under Rule 419 of the Securities Act, two-fold: first, the successful completion of a registered offering of its capital stock and, second, the successful acquisition by the "blank check" company of an effective operating business. The offering and the acquisition are subject to compliance with clearly defined rules of the SEC, with which we intend to comply.


Use of Proceeds                     The offering proceeds (except for $27,500)
                                    will remain in the money market funds escrow account maintained by Valley National Bank , the escrow Agent for the net offering proceeds and for the investor share certificates. An aggregate of up to $27,500 from the offering proceeds will be paid by Hollow Egg to Tecumseh by way of past and future expenses incurred by Tecumseh in behalf of Hollow Egg. No portion of the funds will be expended to acquire an acquisition candidate. The balance of the offering proceeds will be paid to Hollow Egg once a business combination is consummated.
                                    Hollow Egg will apply part or all of the balance of the offering proceeds eventually received by it to the redemption of most of the shares held by Tecumseh Holdings
                                    Corporation in amounts to be determined in the business combination negotiations.

                          SUMMARY FINANCIAL INFORMATION



         The table below contains certain summary historical financial data. The historical financial data for the period commencing September 5, 2001 and ended June 30, 2002 has been derived from our unaudited financial statements as at June 30, 2002 which are contained in this prospectus. The information should be read in conjunction with those financial statements and notes, and other financial information included in this prospectus.

Income Statement (Period from September 5, 2001 through June 30, 2002)

         Revenue                                 $       -0-

         Expenses                                $     2.993

         Net income (loss)                       $    (2,993)
                                                 ------------------

         Basic earnings (loss) per share         $ (.0003326)

         Basic number of common shares
              outstanding                           9,000,000

Balance Sheet (at ,June 30, 2002)

         Total assets                            $    31,207

         Total liabilities                       $     2,950

         Total shareholders' equity              $    28,257

         Net shareholders' equity per share
              on a fully diluted basis           $  .0031397

                                  RISK FACTORS

         There is a very high degree of risk associated with an investment in our Company. It is not unlikely that your entire investment could be lost. You should know that our business, financial condition or results of operations, and, more importantly, that of any business we acquire, could be materially and adversely affected by any of the following risks. You should carefully consider the following factors in addition to the other information in this prospectus before acquiring the shares.

         1. You Will Have No Power of any Kind to Participate in Hollow Egg's Selection of a Proposed Business Combination. Tecumseh will own 87.8% of the outstanding shares of Hollow Egg until either Hollow Egg consummates a business combination or terminates its plans to do so. Accordingly, except for the approval of the business combination by a sufficient number of minority shareholders, Tecumseh will have absolute control over Hollow Egg's sole activity, that is, the selection of a business combination candidate and the negotiation of a business combination agreement, and you will have no influence is this process.

         2. Unless the Reverse Acquirer Provides Effective and Competent Management to Hollow Egg's Acquired Business, Your Shares May Prove to Have Little or No Value. Upon the successful completion of a business combination, the reverse acquirer(s) will gain absolute control of Hollow Egg. The new control and management of Hollow Egg could be highly detrimental to it.

         3. You Will Have No Access to Your Funds Invested in Hollow Egg or Your Shares in Hollow Egg For Up To 18 Months While They Are Held In Escrow. Whether or not we are successful in identifying and negotiating an agreement for a successful business combination meeting the legally required business combination criterion, you will have to wait up to 18 months from the date of this prospectus before a proportionate portion of your invested funds, with dividends and/or interest, or alternatively your shares in Hollow Egg, are paid over to you. You will be offered return of your proportionate portion of the funds held in escrow only upon the reconfirmation offering required to be conducted upon execution of an agreement for a prospective business combination, which point in time will shortly precede the proposed business combination.

         4. If A Sufficient Number of Investors Do Not Reconfirm Their Investment, Your Funds Will Be Returned to You, Less a 10% Expense Deduction.. A business combination with an acquisition candidate cannot be closed unless, for the reconfirmation offering required by Rule 419, we can successfully convince you and a sufficient number of investors to elect to reconfirm your investments. If we do not do so, your funds held in escrow will be returned to you on a proportionate basis, with interest and less a 10% expense deduction.

         5. You Will Be Unable to Sell or Transfer Your Securities While Held in Escrow. Following the successful completion of the offering, your securities will continue to be held in escrow for an indeterminate period up to 18 months from the date of this prospectus. No transfer or other disposition of the escrowed securities is permitted other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or under Title 1 the Employee Retirement Income Security Act, or the related rules. Under SEC Rule 15g-8, it is unlawful for any person to sell or offer to sell the securities or any interest in or related to the securities held in the shares escrow account other than under a qualified domestic relations order in divorce proceedings.

         6. Considerable Competition With Respect to Identifying and Negotiating a Business Combination for Hollow Egg May Materially Diminish Both the Probability and Quality of Our Prospective Business Combinations. A large number of established and well-financed entities, including venture capital firms, have recently increased their merger and acquisition activities, including their use of "blank check" companies and corporate shells (failed public companies). To the extent that "blank check" or shell company promoters maintain or increase their present level of competitive activity, the probabilities of our completion of a business combination, or completing one which will meet our expectations, are commensurately diminished.

         7. Redemption by Hollow Egg of Tecumseh Stock Will Be Disadvantageous to Hollow Egg. Hollow Egg will have to issue to the reverse acquirer virtually all of the Hollow Egg shares owned by Tecumseh and will redeem these shares from Tecumseh for this purpose. The redemption price for these shares is indeterminate and will be predicated upon the size of Tecumseh's share position which is redeemed and the negotiations for the business combination. Payment of the redemption price will be made by way of one or both of the application of proceeds of this offering and the promissory note of Hollow Egg. The terms of such a note are likewise indeterminate and will be predicated upon the negotiations for the business combination. The stock redemption will, to the extent that Hollow Egg expends funds or incurs a liability for this purpose, will constitute a reduction in the value of Hollow Egg to a prospective reverse acquirer. For that reason it is planned that Hollow Egg be acquired by an entity not in need of funds but, rather, desirous of becoming a public company.

         8. In Making an Investment in Us, You May Be Doing So under Terms Which May Ultimately Be less Favorable than Making an Investment Directly in a Company with a Specific Business. Our business will involve only the acquisition of or merger with a company which does not need substantial additional capital but which desires to establish a public trading market for our shares. This will typically be a company for which S.B. Cantor & Co., Inc. recently completed a private offering. A company which seeks our participation in attempting to combine with us through a merger, exchange of stock, asset acquisition, or some other form of combination may desire to do so to avoid what they may perceive to be the disadvantages of undertaking a public offering by way of an underwritten stock distribution. Factors considered may include time delays, significant expense, loss of voting control, and the inability or unwillingness to comply with various federal and state laws enacted for your protection

         9. The Business Combination Into Which We May Enter May Never Become Profitable or Gain Market Value. We have not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria that we will require a target business entity to have achieved. Accordingly, we may enter into a business combination with a business entity, the operating results of which may render Hollow Egg stock of little of no market value.

         10. Hollow Egg's Officers and Directors May Hereafter Have Conflicts of Interest Which May Prevent Hollow Egg From Forming a Business Combination. Tecumseh has no current interest in any "blank check" or similar company, other than Hollow Egg, but intends, at a proximate future time to own controlling interests in such companies. In the event that management identifies a candidate for a business combination, and the candidate expresses no preference for a particular company, and in the further event that Tecumseh at such time has a controlling interest in one or more other "blank check" or similar companies, management may enter into a business combination with another "blank check" or similar company controlled by Hollow Egg's principal shareholder, Tecumseh. As a result, there may not be sufficient business opportunities to consummate a business combination with Hollow Egg.

         11. The Offered Hollow Egg Shares May Not Be Offered by Us for Sale in Certain States by Reason of Our "Blank Check" Company Status. Purchasers in this offering and in any subsequent trading market cannot be residents of record of any of those states. Further following consummation of an acquisition, our shareholders may sell their shares only in states in which a resale exemption exists.

         12. If We Enter into a Business Combination with a Foreign Concern, We Will Be Subject to Risks Inherent in Business Operations Outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargos, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

         13. We May Not Ever Locate an Acquisition Candidate. As of the date of this prospectus, we have not entered into or negotiated any arrangements for a business combination with an acquisition candidate. Since we have not yet attempted to seek a business combination, there is only a limited basis upon which to evaluate our prospects for achieving our intended business objectives. No assurances can be given that any acquisition candidate will ever be identified.

                      HOW TO PURCHASE SHARES OF HOLLOW EGG

         Persons may purchase the offered Company shares by completing and signing the subscription agreement and delivering it to Hollow Egg. The subscription agreement must be received by Hollow Egg, together with payment for the purchased Company shares, prior to the applicable expiration date. The offering periods and expiration dates for the receipt by Hollow Egg of the subscription agreement are as follows:

- In the case of the exercise by Tecumseh Class A common shareholders , not less than one nor more than 30 days from the date of this prospectus. The subscription agreement must be accompanied by payment for the initial subscription allotment of the Tecumseh Class A common shareholder in the manner described below. In the event of the exercise by such person of his or her Primary or Secondary Over-subscription allotment right, such payment must be made at a proximate later date not more than 60 days from the date of this prospectus. Please refer to the sub-topic "Subscription Agreements and Payments" in the section of the prospectus entitled "Subscription Offer" set forth below.

- In the case of purchases of the offered Hollow Egg shares by persons other than Tecumseh Class A common shareholders or by Tecumseh Class A common shareholders who have not exercised their subscription rights described below, assuming any offered Hollow Egg shares shall remain unpurchased and assuming two 45-day extensions by Hollow Egg of the offering period, not less than 61 nor more than 150 days from the effective date of this prospectus.

         Delivery of the completed and signed subscription agreement and payment for the purchased offered Company shares should be made as follows:

- Delivery of the subscription agreement, together with payment by written instrument, should be made by hand, by recognized courier service, or by first class mail, to "Hollow Egg One Inc., c/o Milling Law Offices, 115 River Road, Suite 1205, Edgewater, NJ 07020, telephone 201-313-1600".

- Payment by written instrument should be in the form of a check, bank draft or money order, in the aggregate amount then due on account of the subscription price, payable to or endorsed to the order of "Valley National Bank , escrow agent for Hollow Egg One Inc."

- In lieu of payment by written instrument, a bank-to-bank wire transfer of funds (S.W.I.F.T or FedWire) may be made, contemporaneously with the delivery of the subscription agreement, to "Federal Reserve Bank of New York for account of Valley National Bank, Wayne, NJ, ABA No. 021201383, Attention Trust Service No. 73187, for further credit to Hollow Egg One Inc., Escrow Account No. [to be determined]".


                               SUBSCRIPTION RIGHTS

General

         This offering of 1,100,000 Hollow Egg shares will, for a specified period of time, be made exclusively to holders of record of the Class A common stock of Tecumseh Holdings Corporation, the parent of Hollow Egg, other than Tecumseh directors, officers, or employees regardless of whether they acquired their Tecumseh Class A common shares by investment of funds or as an incentive bonus. Because the sale of "blank check" company stock is effectively prohibited in 12 states, a second separate offering of 150,000 Hollow Egg shares will be made following the successful completion by Hollow Egg of a business combination, at which time it will no long be a "blank check" company. This is discussed at greater length in the section "Subsequent Subscription Rights at page 17. Unless otherwise specified, all references in this prospectus to the offering by Hollow Egg are intended to refer to the current offering of 1,100,000 shares. All of the Tecumseh Class A common shareholders have provided Tecumseh with documentation indicating their accredited investor status. As described below with respect to these subscription rights:

- Transfer of these rights by the eligible Tecumseh Class A common shareholders will not be permitted except by devolution of law in the event of the death or adjudication of incompetence of such a shareholder. The reason for this restriction is the prevention of the creation of a market for these rights, the results of which would materially reduce the advantage intended to inure to the benefit of Tecumseh shareholders. The restrictions are described below in the sub-topic entitled "Subscription Rights-Transfer of Subscription Rights".

- No offered Hollow Egg shares will be issued on a fractional basis; all fractions will be disregarded in the calculation of allotments; and the amount of the allotment will be reduced to the next lower whole number;

- The offering period with respect to these subscription rights will have a duration of 60 days from the date of this prospectus;

- Rights allotments will be based upon the number of Tecumseh Class A common shares held by an eligible Tecumseh Class A common shareholder;

-        Rights holders can over-subscribe for unsubscribe-for offered Hollow
         Egg shares;

- Rights holders' record date will be the 7th business day prior to the prospectus date; and

- All other terms of Hollow Egg share offering will apply including the per share price.

         Any member of the public, any eligible Tecumseh Class A common shareholder and any subscriber to the offered Hollow Egg shares, may obtain further information regarding Hollow Egg, this offering, or other relevant information by communicating with Hollow Egg by telephone, fax, e-mail, courier service, or first class mail at the addresses and numbers provided in the sections of this prospectus entitled "Prospectus Summary" and "Plan of Distribution".

Subsequent Subscription Offering

         Hollow Egg understands that the sale of its shares is not permitted, directly or through inhibiting restrictions, in 12 states and that, following successful completion of a business combination, the sale of its shares will be permitted in those states. Promptly following this business combination, Hollow Egg will offer 150,000 of its shares to its shareholders residing in these states, the gross proceeds of which will be paid to, and inure to the sole benefit of Hollow Egg. The shares to be subsequently offered have been registered in the registration statement of which this prospectus is a part and will be offered by way of a prospectus contained in a post-effective amendment to this registration statement. The subsequent 150,000 share offering will be made on substantially the same terms as the present 1,100,000 share offering, except that no over-subscription rights will be granted. The shareholder subscription eligibility record date pertaining to the present 1,100,000 offering will be the eligibility record date for the subsequent offering. Under no circumstances will the subsequent offering be made at a time subsequent to the commencement of the public trading of Hollow Egg stock. Unless specifically indicated, all references to the offer or the offering in this prospectus pertain to the present offering of 1,100,000 shares. See "Subsequent Subscription Rights" at page 17.

Record Date and  Offering Periods

         Prior to the date on which the registration statement, of which this prospectus is a part, is declared effective (which serves as the date of the definitive prospectus), Hollow Egg will determine the eligible Tecumseh Class A common shareholders having the rights to subscribe to the offered Hollow Egg shares, and the amounts of their respective allotments. This determination will be made as of a date (the record date) seven business days before the effective date. This determination is made as of a prior date so as to enable Hollow Egg efficiently and rapidly to complete the task of these determinations. This record date will also serve as the record date for the subsequent 150,000 share offering.

         The period during which the rights of the eligible Tecumseh Class A common shareholders to subscribe to the offered Hollow Egg shares may be exercised begins on the date of this prospectus and ends on a date 60 days thereafter. This period is comprised of a 30-day period during which the rights holder may subscribe to his allotment, make payment for it, and indicate the maximum amount of unpurchased shares allotted to others which he will purchase, if any (his over-subscription), and a 30-day period during which available shares for over-subscriptions are calculated, confirmations sent to the over-subscribers, and payment made by over-subscribers.

         In the event that all of the offered shares are not purchased during the 60-day rights offering period, the shares will be offered to the general public for a period of 45 days unless all are sooner sold. In the event all offered shares are not sold during this 45-day period, they will be offered during the next-following 45-day period unless all are sooner sold.

Allotments of Subscription Rights

         The eligible Tecumseh Class A common shareholders have been divided into two categories. These categories are: (1) holders of Small Blocks (less than 25,000 Tecumseh Class A common shares) and (2) holders of Large Blocks (25,000 or more Tecumseh Class A common shares). Each Small Block holder will be entitled to subscribe to a percentage of 330,000 of the offered Hollow Egg shares and each Large Block holder will be entitled to subscribe to a percentage of 770,000 of the offered Hollow Egg shares.

         The formula set forth below will be used to determine the allotments of the offered Hollow Egg shares to be assigned to each of the eligible Tecumseh Class A common shareholders . Eligible Tecumseh Class A common shareholders are those who have not affiliation or association with Hollow Egg or any of its affiliates. The calculations assume that those eligible shareholders whose record addresses are in states which prohibit, or render effectively impracticable, the offer and sale of "blank check" company shares, will have transferred their subscription rights, without consideration, to permitted relatives, as defined above in the sub-topic "Subscription Rights-General". The formula will be (1) as to the Small Block holders, the ratio of the total number of all Small Block Tecumseh Class A common shares held by all Small Block Tecumseh Class A common shareholders to the total number of Hollow Egg shares allotted to all Small Block Tecumseh Class A common shareholders and (2) as to the Large Block holders, the ratio of the total number of all Large Block Tecumseh Class A common shares held by all Large Block Tecumseh Class A common shareholders to the total number of Hollow Egg shares allotted to all Large Block Tecumseh Class A common shareholders.

         The process of determining allotments will be substantially as follows.

                         Hollow Egg Shares                             Number of Tecumseh Shares
--------------------------------------------------------------        Required for Purchase of
Holder Class   Tecumseh Shares              Allocable to Class               One Hollow Egg Share
------------   ---------------              ------------------         ------------------------------

Small Block        1,334,546                divided by 330,000         =        4.044

Large Block        1,647,088                divided by 770,000         =        2.139


Thus, a Small Block Tecumseh Class A common shareholder will be allotted the right to purchase one Hollow Egg share for each 4.044 Tecumseh Class A common shares held by such shareholder and a Large Block Tecumseh Class A common shareholder will be allotted the right to purchase one Hollow Egg share for each 2..139 Tecumseh Class A common shares held by such shareholder. By way of an example of the application of this formula, an eligible Small Block Tecumseh Class A Shareholder holding 10,000 Tecumseh Class A common shares which, divided by the above described ratio of 4.044, equals 2472.799 Hollow Egg shares, would be entitled to subscribe to 2,472 Hollow Egg shares, the fraction being eliminated.

Allotments of Over-Subscription Rights

         Two categories of over-subscription rights, Primary Over-Subscription Rights and Secondary Over-Subscription Rights, are offered by Hollow Egg.

         Primary Over-Subscription Rights involve Tecumseh Class A common shareholders of either category , committing, in their subscription agreements, to over-subscribe to offered Hollow Egg shares for which the allotments in their respective Tecumseh Class A common stock Block category were not, or were not fully, subscribed. While the eligible Tecumseh shareholders and the amounts of their Primary Over-Subscription Rights cannot currently be determined, they will be calculated in the same manner as that employed in the determination of the original allotments. The formula which will be employed for the determination of Primary Over-Subscription Rights is as follows:

Small Block Over-Subscriptions

Number of Tecumseh                              Number of 330,000             Number of Tecumseh shares
shares held by Small Block      divided by      offered Hollow Egg      =     required for Small Block
holders who purchased, and                      Shares Not Purchased          Primary Over-Subscription of
committed to purchase                                                         one Hollow Egg share
additional, Hollow
Egg shares

Large Block
Over-Subscriptions

Number of Tecumseh                              Number of 770,000             Number of Tecumseh shares
shares held by Large Block      divided by      offered Hollow Egg      =     required for Large Block
holders who purchased, and                      Shares Not Purchased          Primary Over-Subscription
committed to purchase                                                         one Hollow Egg share
additional, Hollow Egg
shares

         Secondary Over-Subscription Rights will be as follows and will be based upon the following presumptions:

- that all Hollow Egg offered shares in one Block category have been purchased;

- that eligible Tecumseh holders in that Block category have made commitments to buy additional offered Hollow Egg shares (which are not available in their Block category);

- that an amount of offered Hollow Egg shares remain unpurchased in the other Block category;

- that no commitment from holders in that Block category to purchase these shares remains outstanding;

- that, therefore, offered Hollow Egg shares in that Block category are available for purchase;

- that they will be purchased by willing eligible Tecumseh holders in the other Hollow Egg share-depleted block; and

- that the method of allotment will be substantially identical to that used for Primary Over- Subscriptions.

Subscription Agreements and Payments

         All subscriptions and over-subscriptions by Tecumseh Class A common shareholders must be made simultaneously on the form of Hollow Egg's prescribed subscription agreement which accompanies this prospectus. The initial allotment of offered Company shares to a Tecumseh Class A shareholder will appear on the subscription agreement. Since the amounts of the allotment to the shareholder of over-subscription rights cannot be determined at the time of the circulation of the subscription agreement and definitive prospectus, each eligible Tecumseh Class A common shareholder will be asked to indicate on the subscription agreement whether the shareholder wishes to over-subscribe and, if the shareholder wishes to do so, whether the shareholder wishes to purchase the maximum amount of allotted but unpurchased shares available to the shareholder or to purchase a specific number of such shares (which amount may be subject to reduction, should over-subscription calculations so require). The form should be completed in accordance with its terms and provisions, principally for the purpose of avoiding any misunderstandings or errors in the ensuing calculations of the number of offered Company shares to be allotted to over-subscribing Tecumseh Class A common shareholders. Eligible Tecumseh Class A common shareholders who do not over-subscribe may subscribe to all, part, or none of their initial allotments.

          Payment for all original subscriptions to offered Hollow Egg shares should accompany the return of the completed and executed subscription agreement, which must be received by Hollow Egg as soon as possible and, in all events, within 30 days from the date of this prospectus. This timing is necessary for the purpose of calculating the allotments of offered Hollow Egg shares available for over-subscription and communicating this information to eligible Tecumseh Class A common shareholders. Within 40 days from the prospectus date, each Tecumseh Class A shareholder who has included an over-subscription in his or her subscription agreement and who has returned the completed and signed subscription agreement accompanied by payment for the full amount of the shareholder's initial allotment, will receive a statement and a confirmation indicating the amount of the shareholder's Primary Over-Subscription allotment. The shareholder should promptly return a copy of the confirmation accompanied by payment for the amount of the shareholder's Over-Subscription so as to have it in the hands of Hollow Egg not later than the 45th day following the prospectus date and, in the case of Secondary Over-Subscription rights, not later than the 60th day following the prospectus date.

Transfer of Subscription Rights

         The subscription rights of the Tecumseh Class A share investors will not be transferable except by devolution of law in the event of the death or adjudication of incompetence of such a shareholder. No other transfers of these rights will in any way be recognized by Hollow Egg and, accordingly, no such transferee will be able to exercise or otherwise act with respect to such rights.

Tax Consequences of Subscription Rights

         Hollow Egg has not sought a determination from the Internal Revenue Service regarding the federal income tax treatment of the receipt, exercise or expiration without exercise of the subscription rights or over-subscription rights by eligible Tecumseh Class A common shareholders. While Hollow Egg does not believe that such receipt, exercise, or expiration without exercise of these rights constitutes a taxable event under federal income tax laws, it does not, and cannot, represent this to be accurate.

         Accordingly, no representations are made with respect to such tax consequences or the merit of any characterization summarized above. Each eligible Tecumseh Class A common shareholder is advised to consult such holder's own tax adviser with respect to the federal income tax consequences of the receipt, exercise or expiration without exercise of these rights, as well as with respect to possible state and local tax consequences.

                         SUBSEQUENT SUBSCRIPTION RIGHTS

Subsequent Subscription Offering

         Promptly following the successful consummation of our plan to combine with a suitable business entity, at which time Hollow Egg will cease to be categorized as a "blank check" company, Hollow Egg intends make a separate and subsequent offering of 150,000 shares of its Hollow Egg stock to residents of 12 states. The reason for this separate and subsequent offering is that the sale of Hollow Egg "blank check" stock to residents of these states is effectively prohibited or restricted to the extent of effective prohibition. These states are Arizona, Connecticut, Georgia, Idaho, Iowa, Maryland, North Carolina, Oklahoma, Oregon, Pennsylvania and Washington. We understand that each of these states, except for Alabama, Maryland and North Carolina, prohibit the sale of "blank check" company shares to their residents. Alabama permits sales only through registered broker-dealers or under circumstances sufficiently restrictive to render sales prohibitive. Maryland permits such sales, but under conditions, including material prospectus content requirements, which render impractical such sales in that state. North Carolina prohibits the redemption by Hollow Egg of Tecumseh stock. Purchasers of a "blank check" company offering and in any subsequent trading market cannot be residents of record of any of these states.

Subsequent Subscription Offering

         We believe that Hollow Egg will be able to offer its shares to Tecumseh shareholders residing in these states when Hollow Egg ceases to be a "blank check" company following the successful consummation of a business combination. The offering will be made by Hollow Egg by way of a prospectus, complying with the requirements of Regulation S-B, contained in a post-effective amendment to this registration statement. The 150,000 shares to be offered have been registered in the registration statement of which this prospectus is a part. The offering period will be approximately 30 days commencing on the effective date of the post-effective amendment. No minimum number of shares will be required to be sold and in the event that all of the 150,000 shares are not sold during the offering period, no over-subscription rights will be included in the offering nor will unsold shares be offered to the public. The proceeds of the subsequent offering, after offering expenses, will be paid over to Hollow Egg under its new management and all unsold shares will be retained by Hollow Egg without cost or expense to it. The arrangements for the subsequent offering will be included in the negotiated agreement for the consummation of the eventual business combination. Until the offering period has expired or the offering is completed, the 150,000 shares will be held in escrow by independent counsel. Under no circumstances will the subsequent offering be made at a time subsequent to the commencement of the public trading of Hollow Egg stock.

         The subsequent offering will be made on terms similar, but in certain respects materially different to those of the current offering. This is further discussed below. The shareholder subscription eligibility record date pertaining to the present 1,100,000 share offering will be the eligibility record date for the subsequent offering. Unless specifically indicated, all references to the offer or the offering in this prospectus pertain to the current offering of 1,100,000 shares and not to the subsequent offering.

Allotments of Subscription Rights

         The eligible Tecumseh Class A common shareholders have been divided into two categories. These categories are: (1) holders of Small Blocks (less than 25,000 Tecumseh Class A common shares) and (2) holders of Large Blocks (25,000 or more Tecumseh Class A common shares). Each Small Block holder will be entitled to subscribe to a percentage of 80,000 of the subsequently offered Hollow Egg shares and each Large Block holder will be entitled to subscribe to a percentage of 70,000 of the offered Hollow Egg shares. The ratio of the number of Tecumseh shares eligible to purchase one share of Hollow Egg, in each of the Large Block and Small Block categories in the subsequent offering, reasonably approximates the ratios which apply to the current offering.

         The process of determining allotments will be calculated in a similar manner to that employed in the current offering, as follows:


                         Hollow Egg Shares                                Number of Tecumseh Shares
------------------------------------------------------------------         Required for Purchase of
Holder Class       Tecumseh Shares        Allocable to Class                  One Hollow Egg Share
------------       ---------------        ------------------             ------------------------------

Small Block           329,937             divided by 80,000              =        4.124

Large Block           148,000             divided by 70,000              =        2.114


General Subsequent Offering Terms

         The subsequent rights offering will be made for a period of 30 days from the effective date of the post-effective amendment of which its prospectus is a part. The following matters are among the terms of the subsequent rights offering which will be substantially identical to the terms of the current offering:

-        Restrictions on transferability of subscription rights

-        Eligibility of certain Tecumseh Class A common shareholders

-        Record date for eligible shareholders

-        Methods of payment

           YOUR RIGHTS AND ENTITLEMENTS TO CERTAIN PROTECTIVE MEASURES
               UNDER SEC RULES RELATING TO "BLANK CHECK" COMPANIES

General

         The information contained in this section relates only to the current offering of 1,100,000 shares of Hollow Egg stock made by this prospectus. This is due to the circumstance that this stock is stock of a "blank check" company to which the following information is applicable.

         The information contained in this section does not relate to the prospective future offering of 150,000 Hollow Egg shares described in the "Subsequent Subscription Rights" section above. This future offering is intended to be made by a separate prospectus promptly following the consummation by Hollow Egg of its eventual business combination and the release from escrow of the funds and securities generated by this current offering. This transaction will render Hollow Egg an effective operating business entity and no longer a "blank check" company and the offered 150,000 shares will not be shares of a "blank check" company. Trading in the Hollow Egg shares released from escrow will not commence until the termination of the subsequent 150,000 share offering.

Basic Conditions

         SEC rules require that, upon the completion of the offering, the offering proceeds, after deduction for expenses of Hollow Egg and the certificates for the securities purchased by you and other investors in this offering, be maintained in an escrow account governed by an agreement which contains certain terms and provisions specified by the SEC rules. These provide that the funds will be released to us and the securities will be released to you only after we have met the first five of the six conditions described below and further provide that, promptly upon such release, we must forthwith meet the sixth and last condition.

- We must have arranged for the escrow of the net offering proceeds (after certain deductions) and of the investors' Hollow Egg stock certificates which must be issued in their names at the completion of the offering, as described below.

- At the conclusion of the 60-day subscription rights offering, we must supplement the prospectus so as to disclose, among other things, the results of the subscription offering and the number of shares, if any, remaining to be sold to the public.

- We must execute an agreement for an acquisition of a business or of business assets which will constitute our business, pursuant to certain requirements described below.

- We must file a post-effective amendment to the registration statement which must contain information regarding the business combination candidate and its business, and regarding Hollow Egg, as described below.

- We must conduct a reconfirmation offer and satisfy a number of prescribed conditions, including the condition that a sufficient number of investors in this offering elect to remain investors.

- After we submit a signed representation to the Escrow Agent that the requirements of the rules have been met, including acceptable evidence that the business combination has been satisfactorily closed, the Escrow Agent is permitted to release the funds and securities to respectively, Hollow Egg and to the investors in the offering. Forthwith in such an event, we must supplement the prospectus so as to disclose, among other things, the date and amount of the funds and securities released.

Escrow Agreement

         Accordingly, we have entered into an escrow agreement with the Valley National Bank, as escrow agent. The escrow agent's address is Valley National Bank, Trust Department, 1195 Hamburg Turnpike, Wayne, New Jersey 07470, telephone 212-406-4521, fax 973-305-5515, which provides, among other things, that:

- Upon commencement of the offering, we will promptly deposit all subscription funds received by it into the funds escrow account maintained by the escrow agent. All subscription funds are to be payable to the Escrow Agent and delivered to Hollow Egg who will record the details of the subscription before prompt deposit with the escrow agent.

- Upon completion of the offering, the offering proceeds will continue to be maintained in the funds escrow account maintained by the escrow agent. There will be released to us, in accordance with management's right of election under the rules, an amount, not exceeding 10% of such gross proceeds, exclusive of interest or dividends, if any, and calculated after deduction of all dealer allowances, if any. These funds, when requested to be released to us, are intended to be applied to the payment of any offering expenses, or indebtedness incurred by way of offering expenses, which expenses shall not include dealer allowances, if any. The funds and any dividends or interest thereon, if any, are to be held for the sole benefit of the investor and are intended to be invested in money market mutual funds, as permitted by the SEC rules.

- All share certificates issued to investors in the offering and any other securities issued, including certificates for stock splits, stock dividends or similar rights, are to be deposited directly into a custodial shares escrow account promptly upon issuance. Your name must be included on your share certificate(s) or other documents evidencing the shares purchased by you. The securities held in the shares escrow account are to remain as issued, and are to be held for your sole benefit. You retain the voting rights to the securities held in your name. The securities held in the shares escrow account may neither be transferred or disposed of nor any interest created in them other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Title 1 of the Employee Retirement Income Security Act.

- Warrants, convertible securities or other derivative securities relating to securities held in the shares escrow account, none of which are intended to be create by Hollow Egg prior to the planned eventual transfer of its control, may be exercised or converted in accordance with their terms, provided that, however, the securities received upon exercise or conversion, together with any cash or other consideration paid for the exercise or conversion, are to be promptly deposited into the funds escrow account.

Prescribed Acquisition Criteria

         Before the funds and the securities can be released, we must first execute an agreement to acquire a candidate meeting certain specified criteria. Among these criteria are the conditions that the fair value of the business or net business assets to be acquired must represent at least 80% of the maximum offering proceeds including any payments of any kind related to the offering which are made to Hollow Egg (of which none will be made) but excluding allowances paid to directly engaged unaffiliated selected dealers, if any. For purposes of the offering, the fair value of the business or assets to be acquired must be at least $220,000 (80% of the maximum offering proceeds of $275,000).

Post-Effective Amendment

         Once the agreement governing the acquisition of a business meeting the required criteria has been executed, we are required to update the registration statement with a post-effective amendment. The post-effective amendment must contain all information about the proposed business combination candidate and its business which would be required by a registration statement on Form SB-2, including audited financial statements and pro forma consolidated financial statements of the two companies; the status and audited financial statements of Hollow Egg; the results of this offering and the intended use of the funds to be disbursed from the funds escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by the SEC rules. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the funds and securities can be released from escrow.

Reconfirmation Offer

         The reconfirmation offer must commence after the effective date of the post-effective amendment. The terms of the reconfirmation offer must include the following conditions:

- The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within 5 business days after the effective date of the post-effective amendment.

- Each investor will have no fewer than 20 and nor more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor. Hollow Egg intends to allow 45 days for this purpose.

- If we do not receive written notification from any investor within 45 business days following the effective date, the proportionate portion of the funds and any related interest or dividends held in the escrow account on such investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

- The acquisition will be closed only if a sufficient number of investors elect to reconfirm their investment.

- If a closed acquisition has not occurred by a date which is 18 months from the date of this prospectus, the funds held in the escrow account, including interest and dividends, if any, shall be returned to all investors on a proportionate basis within 5 business days by first class mail or other equally prompt means.

Release of All Securities and Funds

         The escrow funds will be released to us, and the Share certificates and any other securities will be released to you, only after the escrow agent shall have received a signed representation from us and any other evidence acceptable by the escrow agent that:

- We have executed an agreement for the acquisition of a business combination candidate or of business assets constituting a business whose respective fair value represents at least 80% of the maximum offering proceeds, subject to reconfirmation of their investment by a sufficient number of investors.

- We have filed the required post-effective amendment to the registration statement of which this prospectus is a part, which post-effective amendment has been declared effective.

- We have satisfied all of the prescribed conditions of the reconfirmation offer and a sufficient number of Hollow Egg investors have reconfirmed their investment.

- The closing of the acquisition of the candidate business has occurred fully in accordance with the terms of the acquisition agreement.

                                    DILUTION

         The difference between the offering price per share and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Dilution is measured by net tangible book value. Our net tangible book value represents the amount of our total assets, less any intangible assets and total liabilities. All of our assets are tangible consisting solely of funds and we have no liabilities. Net tangible book value per share is determined by dividing our net tangible book value by the number of shares outstanding.

         As of June 30, 2002, our net tangible book value was $28,257 or $0.00314 per share. After giving effect to the net offering proceeds of $247,500 (reflecting the payment to Hollow Egg of $27,500 upon completion of the offering, to be applied immediately to the payment of expenses) derived from the sale of the 1,100,000 shares offered by way of this prospectus at an offering price of $0.25 per share, our adjusted pro forma net tangible book value as of June 30, 2002 was $275,757 or $0.02730 per share. This represents an immediate increase in net tangible book value, on completion of the offering, of $217,467 or $0.024186 per share to the one previously existing shareholder, Tecumseh, and an immediate dilution of $244,967 or $0.22270 per share to investors in this offering. The following table illustrates this per share dilution:

Public offering price                                                         $0.25000

         Net tangible book value before offering               $  0.00314
         Increase attributable to public investors                0.02416

Pro forma net tangible book value after offering                               0.02730

Dilution to public investors                                                  $0.22270
                                                                              ========

Number of Shares                    Funds Received For Shares                   Net Tangible Book Value
Before Offering                       Shares Before Offering                  Per Share Before Offering

   9,000,000                               $31,250                                    $.00314


Total Number of Shares              Total Amount of Funds              Pro-Forma Net Tangible  Book
 After This Offering               Received For All Shares             Value Per Share After Offering

   10,100,000                            $306,250                                    $0.02730


         As of the effective date of this prospectus, the following table sets forth the percentage of equity to be purchased by investors in this offering compared to the percentage of equity to be owned by the present shareholders. The table further sets forth the comparative amounts paid for the Shares by the investors in this offering as compared to the total amounts paid by our present stockholders.

                           Shares Purchased                            Total Consideration
                           ----------------                            -------------------
                                            Percent                             Percent          Payment
                           Number           of Total          Amount            of Total         Per Share
                           ------           --------          ------            --------         ---------

New Shareholders          1,100,000         10.891       $    275,000           89.796          $   0.25

Existing Shareholders     9,000,000         89.109          31,250.00           10.204           0.00347

         The difference between the offering price per share and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Dilution is measured by net tangible book value. Our net tangible book value represents the amount of our total assets, less any intangible assets and total liabilities. All of our assets are tangible consisting solely of funds and we have no liabilities. Net tangible book value per share is determined by dividing our net tangible book value by the number of shares outstanding.

         As of , June 30, 2002, our net tangible book value was $27,493 or $0.00305 per share. After giving effect to the net offering proceeds of $247,500 (reflecting the payment to Hollow Egg of $27,500 upon completion of the offering) derived from the sale of the 1,100,000 shares offered by way of this prospectus at an offering price of $0.25 per share, our adjusted pro forma net tangible book value as of June 30, 2002 was $274,993 or $0.02723 per share. This represents an immediate increase in net tangible book value, on completion of the offering, of $217,551 or $0.02418 per share to the one previously existing shareholder, Tecumseh, and an immediate dilution of $245,051 or $0.22277 per share to investors in this offering. The following table illustrates this per share dilution:

Public offering price                                                      $0.25000

         Net tangible book value before offering      $  0.00305
         Increase attributable to public investors       0.02418
                                                      ----------

Pro forma net tangible book value after offering                            0.02723
                                                                          ----------

Dilution to public investors                                               $0.22277

Number of Shares                    Funds Received For Shares                   Net Tangible Book Value
Before Offering                       Shares Before Offering                  Per Share Before Offering

   9,000,000                                $31,250                                    $.00305


Total Number of Shares               Total Amount of Funds               Pro-Forma Net Tangible  Book
 After This Offering                Received For All Shares             Value Per Share After Offering
     10,100,000                            $306,250                                 $0.02723

         As of the effective date of this prospectus, the following table sets forth the percentage of equity to be purchased by investors in this offering compared to the percentage of equity to be owned by the present shareholders. The table further sets forth the comparative amounts paid for the Shares by the investors in this offering as compared to the total amounts paid by our present stockholders.

                           Shares Purchased                            Total Consideration
                           ----------------                            -------------------
                                            Percent                             Percent          Payment
                           Number           of Total             Amount         of Total         Per Share

New Shareholders           1,100,000        10.891              $275,000         89,796         $   0.25

Existing Shareholders      9,000,000        89.109                31,250         10.204          0.00345

                                 USE OF PROCEEDS

Principal Reason for Offering

         The principal reason for this offering is to create a "blank check" company suitable for an operating company which has recently completed a private offering of its shares or is otherwise not in particular need of funds but rather wishes to become a publicly held company whose stock is publicly traded. There are a significant number of perceived advantages which accompany public ownership and publicly traded stock which render public company status attractive to many businesses. The application of the gross proceeds of this offering will fall into the following five separate categories.

Payment of Expenses

         The gross proceeds of this offering will be $275,000. All or part of these proceeds will be applied in a variety of concurrent or alternative ways, depending on various circumstances which may arise. These circumstances and dispositions are described in this section and elsewhere in this prospectus. The SEC rules permit 10% of these funds, or $27,500, to be released to us upon completion of the offering and the continuation of the funds escrow. We intend to request release to us of the $27,500 sum for the purpose of paying a portion of the expenses of our organizational, offering and acquisition activities and reimbursing Tecumseh Holdings Corporation for its payment of such expenses. This sum will constitute the entire amount of expenses to be paid by Hollow Egg with respect to the offering and the business combination. All such expenses in excess of that amount will be paid by Tecumseh without recourse to us.

Limited Reimbursement of Tecumseh

         Hollow Egg and Tecumseh have entered into a written agreement whereby Tecumseh will pay, without recourse to Hollow Egg, all offering expenses which are beyond the ability of Hollow Egg to pay and will pay minimal out-of-pocket expenses incurred by management of Hollow Egg. Hollow Egg and Tecumseh consider the payment to Hollow Egg out of the proceeds of this offering to constitute the maximum ability of Hollow Egg to make payment of or reimbursement to Tecumseh for, Hollow Egg's expenses. With the exception of the limited reimbursement arrangement with Tecumseh described above, we have not incurred and do not intend to incur in the future any debt to anyone, including Tecumseh or the management of Hollow Egg, for the costs of our organizational, offering and acquisition activities or for any other purpose. All such costs and expenses shall be incurred by Tecumseh without recourse to Hollow Egg in accordance with its written agreement with Hollow Egg. In the event a business combination is successfully concluded, it is anticipated that the profit realized by Tecumseh in such a transaction will satisfy all unreimbursed sums expended by it in behalf of Hollow Egg.

Accordingly, no portion of the proceeds are being used to repay debt. To the extent that Hollow Egg will be entitled to receive $27,500 from the offering proceeds if the offering is completed, that amount will be applied by Hollow Egg to payment to Tecumseh by way of reimbursement for its payment of past expenses in behalf of Hollow Egg and, when appropriate, for Tecumseh's payment of future expenses of Hollow Egg.

Refund of Excess Subscriptions

         If subscriptions exceed the amount being offered or if any subscriptions are in amounts of a substantial size sufficient materially to diminish the number of shareholders who will own the shares to be sold in this offering, these substantial subscriptions, or appropriate portions thereof, will be promptly refunded without deduction of any kind. In the event that an investor receiving a partial refund requests a full refund of his investment, it will be promptly made to him without deduction of any kind. The number of share investors in stock which may be freely traded without restriction, is critical to the effectiveness, attractiveness and value of Hollow Egg to potential acquirers. This is so because the publicly-owned shares will comprise the potential initial shares on which a trading market will be based. These shares are commonly known as the "float". A larger number of holders of such unrestricted shares is more conducive to the maintenance of an orderly trading market; to market activity responsive to Hollow Egg's eventual business performance; and to more realistic market performance.

Refunds to Non-reconfirming Investors

         In the event that Hollow Egg enters into a business combination agreement, it will be subject to reconfirmation by a sufficient number of Hollow Egg shareholders. The Hollow Egg shareholders will receive information describing the acquirer and the transaction sufficient for them to form a judgment as to whether to retain their interest in Hollow Egg. They will receive a refund of their proportionate share of the escrowed funds and of related interest and dividends if they fail affirmatively to reconfirm to Hollow Egg in writing within a specified time that they wish to remain a Hollow Egg shareholder.

Final Disbursement of the Balance of the Escrowed Funds

         Under SEC rules, assuming the sale of all the shares in this offering, and a successful closing of the business combination, the proceeds held in escrow in the amount of $247,500 plus any dividends or interest received, but after deduction of all amounts returned to investors who did not reconfirm their investment, will be released to us. Hollow Egg will have to issue to the reverse acquirer virtually all of the Hollow Egg shares owned by Tecumseh and will redeem these shares from Tecumseh for this purpose. The number of shares and the redemption price for these shares is indeterminate and will be predicated primarily upon the negotiations for the business combination and the size of Tecumseh's share position which is redeemed. Payment of the redemption price will be made by way of one or both of the delivery of part or all of the remaining fund proceeds of this offering and the making and delivery of the promissory note of Hollow Egg to Tecumseh. The amount and terms of such a note are likewise indeterminate and will be predicated upon the negotiations for the business combination. Irrespective of the amount of the aggregate payment to Tecumseh by Hollow Egg by way of delivery of one or both of funds and a promissory note, the payment of either or both are effectively the application of the balance of the proceeds of this offering paid out of escrow at or immediately following the closing of this offering.

         Accordingly, the proceeds of this offering, net of the payments of refunds of excess subscriptions and to non-reconfirming investors, will be applied as follows:


                  APPLICATION                                                                                 AMOUNT
                  -----------                                                                                 ------

The payment of a portion of the expenses of our organizational offering                                     $ 27,500
and acquisition activities directly or through Tecumseh Holdings

Corporation for its payment of such expenses.
The payment to Tecumseh, in consideration of Hollow Egg's redemption                                        $247,500
of most of Tecumseh's Hollow Egg stock, of one or both of the balance of the escrowed funds (1) and Hollow Egg's promissory note

Entire proceeds of this offering (2)                                                                        $275,000

Notes:
-----

         (1) This is an approximated maximum amount of proceeds to be applied to the redemption by Hollow Egg of Tecumseh's Hollow Egg stock. The respective amounts of such proceeds and of any promissory note of Hollow Egg, if any, cannot be determined at this time.

         (2) The extent to which the entire proceeds of this offering will be reduced or increased by reason of the following circumstances cannot be determined at this time. The final balance of the escrowed funds:

                  X Will be increased by the amount of any interest or dividends earned on these funds by way of investment by the escrow agent;

                  X Will be reduced by the amount of any payment to Hollow Egg shareholders, who do not reconfirm their investment in Hollow Egg, of their proportionate share of the escrowed funds and of the interest and dividends earned by those funds; and

                  X Will be paid to all public shareholders of Hollow Egg, by way of refund of their proportionate share of the escrowed funds and of related interest and dividends, promptly at the time of the fulfillment of certain conditions. These conditions will have been fulfilled promptly at the time of the earlier of (i) the expiration of 18 months from the date of this prospectus during which period no consummation of an effective and compliant business combination by Hollow Egg has occurred or (ii) the termination by Hollow Egg of its efforts to effect the consummation of a business combination. In such an event, except for the prior payment of up to $27,500 by Hollow Egg to Tecumseh on account of Hollow Egg's expenses, no payment by Hollow Egg will be made to Tecumseh.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of June 30, 2002.

Stockholders' equity:

    Common stock, $.0001 par value per share; authorized
    15,000,000  shares; issued and outstanding 9,000,000
     shares (1) (2)                                               $    900

    Additional paid-in capital                                      30,350

    Deficit accumulated during the development period               (2,993)

    Total stockholders equity                                       28,257

Notes:

         (1) All of the 9,000,000 outstanding shares of Hollow Egg are owned by Tecumseh Holdings Corporation. Thomas C. Souran, chairman, treasurer and a director of Hollow Egg, owns 1,500,000 shares of Tecumseh Class B common stock representing 22.2% of Tecumseh's economic ownership and 47.6% of Tecumseh's votes or consents. Valerie N. Charles is corporate secretary both of Hollow Egg and Tecumseh and Mark I.S. Vander Pluym, president and a director of Hollow Egg is a vice-president of Tecumseh. Neither Ms. Charles nor Mr. Vander Pluym own shares of Tecumseh stock.

         (2) Tecumseh has agreed to deposit its stock certificate with the Escrow Agent who will release it only at the successfully completed closing of a business combination by Hollow Egg.

                             DESCRIPTION OF BUSINESS

General

         Hollow Egg One Inc., was incorporated on September 5, 2001 under the laws of the State of Delaware to engage in any lawful corporate purpose. Other than issuing shares to our sole shareholder and undertaking this public offering, we have never commenced any other operational activities. We are a so-called "blank check" company.

         Our purpose is to seek, investigate and, if an investigation warrants, acquire control of a business entity which desires to obtain the perceived advantages of a corporation whose stock is publicly held and traded. We will not restrict our search to any specific business, industry, or geographical location. We will be able to participate in only one potential business combination. In the event that the business combination takes the form of a merger, Hollow Egg is intended to be the surviving entity. This lack of diversification should be considered a substantial risk to our shareholders because it will not permit us to offset potential losses from one venture against gains from another.

         Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of having publicly held and traded stock. The perceived benefits include facilitating or improving the terms for equity financing that may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity for shareholders with unrestricted stock, enabling the entity to effect future business combinations utilizing its stock, and other factors. Potentially, available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of these business opportunities extremely difficult and complex. The costs of identifying, investigating, and analyzing business combinations will be paid with funds provided to us, without recourse, by our parent, Tecumseh Holdings Corporation. We have not identified a particular business opportunity for acquisition and have not entered into any negotiations regarding an acquisition.

         The principal disadvantage to a private entity entering into a business combination with Hollow Egg is its significant legal and accounting costs in connection with the business combination, including the continuing costs of preparing Forms 8-K, 10-KSB, 10-QSB, and related reports and documents. The requirements of the Securities Exchange Act are such that any business combination candidate must comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the Securities Exchange Act. We have not conducted market research and are not aware of statistical data that would support the perceived benefits of a business combination transaction to the owners of a private entity.

         The matters described above constitute the general business combination plan of Hollow Egg. However, negotiations between Hollow Egg and the owners of a private entity may result in variations from the plans described above. Under SEC rules, as a prospective investor, you will have an opportunity to evaluate the specific merits and risks of only the business combination into which management decides to enter.

Requirements of Business Combination Candidates

         Our proposed business combination will involve the acquisition of, or merger with, a private entity which does not need additional capital but which desires to establish a public trading market for its shares without undergoing what they may deem to be the adverse consequences of making a public offering of their own stock, such as the consumption of a considerable time interval, significant expenses, possible material reduction in or actual loss of voting control, and the need to comply with certain federal and state securities laws. We don't believe that Hollow Egg will hold any attraction to a publicly-held and traded company.

         We will not acquire a private entity unless the fair value of the private entity represents not less than 80% of the maximum proceeds of this offering. To determine the fair value of an acquisition candidate, we will examine the audited financial statements from the date of the entity's inception or for a period of not less than three years, whichever is longer. We will also examine trends in the financial condition and financial performance of the private entity and review any developments in its business which might provide additional data with respect to the possibility of future material changes in financial condition and the results of its operations. If we determine that a private entity is probably worth pursuing but that financial statements and related data do not clearly indicate whether the fair value test has been satisfied, we will obtain an opinion from a wholly independent investment banking firm which is a member of National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. If we decide to pursue a private entity, we will conduct a full-scale diligence investigation of that entity.

         The analysis of business combinations will be undertaken by our management and that of our parent, Tecumseh Holdings Corporation. None of the persons who comprise these groups are professional business combination analysts. Any business combination will present certain risks. Many of these risks cannot be adequately identified prior to selection, and you must, therefore, depend on the ability of management to identify and evaluate such risks. Such risks will be assumed by us and, therefore, by our shareholders to the extent of their investments.

Identification of Business Combination Candidates

         Promptly upon completion of the offering made by this prospectus, we intend to contact investment bankers, corporate financial analysts, attorneys, accountants, and other investment industry professionals with respect to potential business combination candidates. None of our officers, directors, or affiliates have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger with us as of the date of this prospectus.

         A likely source of private entities who would be interested in, and would derive considerable benefit from, a business combination with Hollow Egg are those which have recently completed private offerings of common stock. A practical way to identify these private entities is to communicate with broker-dealers who handle such private offerings and to discuss with them the advantages of such a business combination. One of the principal problems inherent in private offerings is that, in the normal course of events, the investors in the private offering must hold their generally illiquid stock until a trading market for it develops, into which they can sell their stock. This is their so-called "exit strategy". A trading market is generally represented as being planned to occur, and the private offering investors rely on its occurrence, on the completion of a registered public offering of the issuer's stock. This event is planned to take place at an approximate point in time, typically ranging from six month to two years from the completion of the private offering. In practice, the public offering rarely occurs until a time considerably later than that predicted by the issuer and, on some occasions, does not occur at all, in which latter case the investors are left "high and dry". Our approach would be to enter into a business combination with the "privately placed" non-public entity. This would result in the non-public entity's becoming publicly held and eligible to enjoy the advantages of a trading market, which should be able to be accomplished in a reasonably short time period. The investors in the public offering would acquire their "exit strategy" and the issuer would not be precluded from undertaking a public offering at a later date.

         We have not, and do not intend to enter into, any arrangement, agreement or understanding with other third parties directly or indirectly to participate in or influence our decisions with respect to the identification of business combination prospects or the negotiated terms of a business combination. Prior to a business combination, management, through Tecumseh, will control 89.1% of our stock. As a result, management is in a position to elect a majority of the directors and to control our affairs.

Evaluation of Business Combination Candidates

         The analysis of new business opportunities will be undertaken by our management and that of Tecumseh, none of whose members is a professional business combination analyst. Management intends to concentrate on identifying preliminary prospective business combinations which may be brought to our attention through present associations of our and Tecumseh's managements. In analyzing these private entities, the managements will consider:

         - the available technical, financial and managerial resources; o working capital and other financial resources; o history of operations;

         -        nature of present and expected competition;

         -        quality, experience, and depth of management;

         - the potential for further research, development, or exploration;

         - specific risk factors not now foreseeable but which could be anticipated to impact our proposed activities;

         -        prospects for future growth or expansion;

         -        prospects for future profit;

         - the perceived public recognition or acceptance of products, services, or technology;

         -        extent of name identification; and

         -        other relevant factors.

         As part of our due diligence investigation of the private entity, our and Tecumseh's managements expect to meet personally with its management and key personnel; visit and inspect its material facilities; obtain independent analysis of verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures. How we will conduct our investigation will depend on the nature, needs, management and maturity of the private entity. To the extent possible, we intend to utilize written reports and detailed investigations to evaluate the above factors. We will not acquire or merge with any company that cannot provide the prescribed information and data needed for inclusion in the post-effective amendment to the registration statement of which this prospectus is a part and which we will be required to prepare and file.

Disclosure to Shareholders

         We are legally required to provide our shareholders with prescribed disclosure documentation concerning a potential business opportunity and the structure of the proposed business combination prior to consummation. Disclosure will be in the form of a post-effective amendment to the registration statement of which this prospectus is a part and, in certain cases, a registration statement generally in the form of a proxy or information statement.

         As stated previously, we will not enter into a business combination with any entity that cannot provide prescribed audited financial statements for inclusion in the post-effective amendment to the registration statement of which this prospectus is a part, and which will describe the terms of the proposed business combination. Upon completion of the offering of shares made by this prospectus, we will be subject to the reporting requirements of the Securities Exchange Act. Included in these requirements is our duty to file audited financial statements of a reverse-acquired entity as part of our Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a business combination, as well as our audited financial statements included in our annual report on Form 10-KSB and unaudited financial statements included in our quarterly reports on Form 10-QSB. If the audited financial statements are not available from the private entity on a timely basis, or if the audited financial statements provided do not conform to the representations made by the private entity, the proposed transaction will be cancelled. If the transaction is cancelled, the agreement will also contain a provision providing for the private entity to reimburse us for all costs associated with the proposed transaction.

Changes in Control

         The business combination is intended to take the form of an exchange of Hollow Egg stock for combining entity stock or assets. The exchange will be made by Hollow Egg with the shareholders of the business combination entity. Tecumseh intends to retain between 1% and 5% of the outstanding shares of Hollow Egg. The business combination entity shareholders are intended to retain no shares or assets of the business combination entity. Tecumseh's retained shares are intended to amount to between 1% and 5% (between 101,000 and 505,000 shares) of the outstanding shares (10,100,000 shares) of Hollow Egg at the time of the exchange. Giving effect to both the Hollow Egg shares owned by the investors and retained by Tecumseh, the shareholders of the business combination entity are thereby intended to own between 84.109% and 88.109% (between 8,495,000 and 8,899,000 shares) of the outstanding 10,100,000 shares of Hollow Egg immediately following the exchange. Both before and Immediately following completion of the exchange the investors will own 10.891% (1,100,000 shares) of the outstanding 10,100,000 shares. If the business combination takes the form of a merger, it is intended that Hollow Egg be the surviving entity. The private entity will then be owned by Hollow Egg and the principals of the private entity will then control Hollow Egg. A transaction of this kind is commonly and aptly referred to as a "reverse acquisition" or, if the private entity is merged into Hollow Egg, a "reverse merger". The reason for this is simply that, while Hollow Egg acquires ownership of the private entity, the owners of the private entity acquire control of Hollow Egg (which then owns the private entity).

         Situations may arise in which a prospective reverse acquisition entity with whom Hollow Egg is dealing is an unusually desirable business combination candidate. Its value may clearly warrant an exchange of Hollow Egg stock in an amount in excess of Tecumseh's ability practicably to provide Hollow Egg with the number of Hollow Egg shares required for this purpose. It is possible, although not planned as a matter of practice, that Hollow Egg will, in such an event, issue to the highly desirable acquisition candidate, in addition to the shares redeemed from Tecumseh, authorized but unissued shares of Hollow Egg. This would occur if (1) it was determined by Hollow Egg that the amount of stock involved was warranted for this purpose; (2) it was necessary to take this step in order to consummate the business combination transaction; and (3) the increase in the stock capitalization of the combined company would not have an adverse effect on its eventual trading market. A transaction of this type is unlikely and the amount of stock involved is impossible of estimation. None of the calculations in this prospectus, including the table below, take such a transaction into account because of its improbability.

The interests of the various parties to the business combination transaction are set forth on the table below and does not take into account the matter discussed in the preceding paragraph.

                                                           Number of Shares              % of Outstanding Shares
                                                           ----------------              -----------------------
                                                        Minimum           Maximum       Minimum          Maximum
                                                        -------           -------       -------          -------
Pre-combination

Shares held by investors                               1,100,000        1,100,000       10.891            10.891
Shares held by Tecumseh                                9,000,000        9,000,000       89.109            89.109
Shares held by combining entity holders                   -0-              -0-           -0-               -0-

Totals                                                10,100,000     10,100,000          100.0             100.0

Post-combination

Shares held by investors                               1,100,000        1,100,000       10.891            10.891
Shares held by Tecumseh                                  101,000         505,000         1.0                5.0
                                                       (Maximum)        (Minimum)      (Maximum)          (Minimum)
Shares held by combining entity holders                8,899,000        8,495,000        88.109             84.109

Totals                                               10,100,000        10,100,000         100.0              100.0

         Hollow Egg intends to redeem from Tecumseh that amount of Hollow Egg shares ranging between 8,495,000 shares and 8,899,000 shares (between 88.109% and 84.109% of the total 10,100,000 shares outstanding) for the purpose of exchanging the redeemed shares in the business combination transaction. Tecumseh will deliver these shares to Tecumseh at the closing of the business combination transaction upon their simultaneous release from escrow. The consideration to Tecumseh for its delivery of these shares of Hollow Egg stock will be one or both of (1) a part or all of Hollow Egg's funds and (2) a Hollow Egg promissory note, in an amount and containing terms to be determined and which will be predicated on the arrangements made with the owners of the business combination entity. The redeemed stock will be issued in names and denominations in accordance with the directions of the other party or parties to the business combination transaction, solely in exchange for 100% of the stock or assets of the business combination entity.

         All of the foregoing amounts and percentages are predicated on the probability that the only Hollow Egg stock which will be applied to the completion of the business combination will be that Hollow Egg stock redeemed from Tecumseh. It is possible that, in the case of an unusually desirable business combination candidate, it may be necessary that Hollow Egg issue to the shareholders of the candidate, in addition to the stock redeemed by it from Tecumseh, shares of authorized but unissued Hollow Egg stock. Whether such an event will occur and, if it does, the number of authorized but unissued shares which will be issued to the business combination candidate, are highly uncertain and not susceptible to conjecture.

         Except for (1) the redemption by us from Tecumseh of Hollow Egg stock as described in the preceding paragraph; (2) the payment to Tecumseh by us in the amount of up to $27,500 by way of reimbursement for past and future sums paid by Tecumseh by way of other expenses incurred by or for the benefit of Hollow Egg; and (3) the payment by Tecumseh to a person other than an officer, director employee or any other person affiliated with Hollow Egg, S.B. Cantor & Co., Inc., Tecumseh or any subsidiary of Tecumseh, of a conventional finder's fee where such finder has introduced a business combination candidate to Hollow Egg and the business combination is successfully consummated, no compensation will be paid or profit transaction will occur in connection with the business combination planned by Hollow Egg, directly or indirectly, by means of a stock or asset exchange transaction, or other means. Under no circumstances whatever will any finders fee be paid in the case of a business combination with a combination entity which was previously financed by S.B. Cantor & Co., Inc., Tecumseh, or any subsidiary of Tecumseh. The proscribed forms of compensation and profit transactions include, but are not limited to::

         -        payments of consulting fees;

         -        payments of finders' fees;

         -        payment of salaries; or

         - any other methods of payment by which the insiders of Hollow Egg, the other party or parties to the planned business combination, or Tecumseh will receive funds, stock or other assets.

         Since a business combination involving the issuance of our common stock will result in shareholders of the private entity obtaining a controlling interest in us, our management will resign as officers and directors of Hollow Egg, except that present management might require temporary one-member representation on the board in behalf of Hollow Egg's shareholders immediately subsequent to the business combination. Such board member will serve as such without compensation of any kind.

Officers, Employees and Conflicts of Interest

         We do not have, and prior to completing a business combination do not intend to have, employees. Our chairman, president and secretary, together with various members of the management of our parent, Tecumseh Holdings Corporation, have agreed to allocate a portion of their time to our activities, without compensation for this work. These officers anticipate that our business plan can be implemented by their devoting an aggregate of approximately 20 to 30 hours per month (not including any time expended for this purpose by any other employees of Tecumseh) to our business affairs and, consequently, conflicts of interest may arise with respect to their limited time commitment.

         Our management, together with that of Tecumseh, will rely upon their own efforts in accomplishing our business purposes. We do not anticipate that any outside consultants or advisors, except for our legal counsel and accountants, will be utilized by us to accomplish our business purposes. However, if we do retain an outside consultant or advisor, any cash fee will be paid by Tecumseh. We have no contracts or agreements with any outside consultants and none are contemplated.

         As a matter of firm corporate policy, based upon the understanding among Tecumseh and its present and prospective subsidiaries, Tecumseh and its subsidiaries, and their respective management and personnel, as well as our management, will act, with respect to "blank check" companies, by way of organization, affiliation, purchase, sale, or otherwise, solely and exclusively with Tecumseh and never independently of Tecumseh. It is likewise firm Tecumseh corporate policy that, in the event that an entity, with which Tecumseh, any subsidiary of Tecumseh, or any affiliate or associate of either, has an interest (other than stock compensation for distribution as in the case of Cantor described below), becomes a candidate for acquisition by a "blank check" company controlled by Tecumseh, that Tecumseh's board of directors, among other things, review the transaction so as to ascertain the fairness and propriety of its terms and that the interested employee or affiliate abide by the determination of the Tecumseh board of directors with respect to such person's interest in such a prospective acquisition on a take-it-or-leave-it basis. If a situation arises where more than one company desires to merge with or acquire that target company and the principals of the proposed target company have no preference as to which company will merge with or acquire the target company, the Tecumseh-controlled "blank check" company which first filed a registration statement with the Securities and Exchange Commission will be entitled to proceed with the proposed transaction. None of the foregoing matters have arisen to date.

         There is a present potential that Hollow Egg will enter in a business combination with a company in which a prospective affiliate of Hollow Egg and of Tecumseh may own a small share interest. Tecumseh has entered into a purchase agreement and, subject to approval by NASD Regulation, Inc. which, Tecumseh believes, will be forthcoming, will acquire total ownership of, a broker-dealer in downtown Manhattan, S.B. Cantor & Co., Inc. This firm was founded in 1940 and, since 1972, has been primarily a proprietary trading firm. It intends to re- enter the investment banking business by completing a series of private placement offerings as placement agent. It has not done so to date. The placement agent fees for such offering conventionally include a comparatively small amount of an issuer's stock, typically amounting to up to 3% of the amount of stock placed. Because of the need for an exit strategy for Cantor's clients investing in the private placements (i.e. a convenient means for selling their placement stock) and because a public offering of the issuers' stock would be both untimely and lack receptiveness in the current securities market, Cantor will require that each issuer, within a reasonable time following completion of the placement, combine with a suitable corporate shell, suitable "blank check" company, or other suitable public company or, market and corporate conditions permitting, make a registered public offering of its shares. There will neither be any requirement imposed upon, nor any reward or concession given to, any company financed by Cantor which chooses to combine with a "blank check" company controlled by Tecumseh. It is expected that one or more of these issuers, for reasons of convenience and economy, will choose, but will not be required, to combine with a "blank check" company controlled by Tecumseh. NASD Regulation, Inc.'s approval of the Tecumseh acquisition of Cantor is expected to be forthcoming, in which event Cantor will be affiliated with both Tecumseh and Hollow Egg.

         The corporate policy of neither Cantor, Tecumseh nor Hollow Egg prohibits such prior stock ownership by Cantor in the event of a business combination between such a privately- placed company and a "blank check" company controlled by Tecumseh. It is not expected that this policy will at any time be altered. Cantor has neither determined its offering agenda nor can it determine which, if any, issuers will select either Hollow Egg, a subsequent "blank check" company organized and controlled by Tecumseh, or a shell corporation with which neither Hollow Egg, Cantor nor Tecumseh are affiliated or associated. In most but not all circumstances, neither Hollow Egg nor any other "blank check" company which Tecumseh may hereafter control will obtain an independent appraisal of any issuer which may choose to combine with such "blank check" company, since the extent of Cantor's share interest in any such issuer would not, in Hollow Egg's or Tecumseh's estimation, warrant such an appraisal.

         The corporate policy of Hollow Egg, Tecumseh, and Cantor (including their respective affiliates or associates) is such that, in the event that a business organization in which any of the previously mentioned entities or individuals has a material interest, becomes a candidate for acquisition by a "blank check" company controlled by Tecumseh, Hollow Egg, and Cantor (including their respective affiliates or associates), the acquisition may be permitted to occur subject to the following conditions. An independent appraisal of the acquisition candidate must be made and supplied to the boards of directors of the "blank check" company and its controlling entity, Tecumseh. These boards must review the appraisal and the terms of the transaction so as to ascertain the fairness and propriety of the transaction. If such boards approve the fairness and propriety of the transaction, it will be permitted to proceed. It is not expected that this policy will at any time be altered. Management is not aware of any circumstance under which these related party policies, through management's own initiative, may be changed. There is no current, pending or anticipated prospect for a related party transaction which would fall within the purview of these related party transactions or any related party transactions, although there is always a present potential for such a transaction. However, we consider the involvement of related parties in prospective business combinations to be a manageable risk to Hollow Egg.

Section 203 of the Delaware General Corporation Law

         Generally, Section 203 of the Delaware law prohibits a publicly-held Delaware corporation from engaging in a broad range of "business combinations" with an "interested stockholder" (defined generally as a person owning 15% of more of a corporation's outstanding voting stock) for three years following the date that person became an interested stockholder unless:

- before the person becomes an interested stockholder, the board of directors of the corporation approves either the transaction resulting in that person becoming an interested stockholder or the business combination;

- upon consummation of the transaction that resulted in the person becoming an interested stockholder, the interested stockholder owns 85% or more of the outstanding voting stock of the corporation (excluding shares owned by directors who are also officers of the corporation or shares held by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

- following the date on which that person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the corporation's outstanding voting stock, excluding shares owned by the interested stockholder.

         In our First Restated Certificate of Incorporation, we have elected not to be governed by the provisions of Section 203.

Description of Property

         We have no properties and at this time have no agreements or intent to acquire any properties, other than by way of a business combination. We utilize office space on a rent-free basis provided to us by our parent, Tecumseh Holdings Corporation. Our office space is located c/o Tecumseh Holdings Corporation, 115 River Road, Building 12, Edgewater, New Jersey 07020, telephone 201-313-1600, fax 201-313-7249, e-mail tecumseh.holdings@verizon.com. We believe that our office space is and will continue to be fully adequate for our needs until we complete a successful business combination, at which time we will have no need for office space. We will continue our present office arrangements with our parent until the successful completion of such a business combination or until we cease our business operations.

Legal Proceedings

         There are no proceedings of any kind pending or threatened by or against us including, without limitation, litigation, arbitration or administrative proceedings.

Competition

         We will remain an insignificant participant among the firms that engage in the acquisition of businesses. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than ourselves. In view of our combined extremely limited financial resources and limited management availability, we are and will continue to be at a significant competitive disadvantage.

Taxation

         While the actual terms of a transaction to which management may not be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so- called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code. In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the private entity to own 80% or more of the voting stock of Hollow Egg. In that event, our investors would retain 10%, or possibly less, of the issued and outstanding shares of Hollow Egg.

Compliance With "Blank Check" Company Requirements

         Our proposed business activities classifies us as a "blank check" company. The Securities and Exchange Commission defines these companies as "any development stage company that is issuing a penny stock and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Many states have enacted statutes, rules and regulations prohibiting, or so severely restricting as to render impracticable, the sale, in their respective jurisdictions, of the Hollow Egg shares. We are prohibited from enabling any market to develop in our securities until we have successfully implemented our business plan. To date, we have not engaged in any preliminary efforts intended to identify a possible business combination and have conducted no negotiations concerning any acquisition. We intend to comply with the "blank check" company requirements of the United States Securities Act and of the various states having jurisdiction in this matter and to comply with the periodic reporting requirements of the Securities Exchange Act of 1934 for so long as we are subject to those requirements. Upon our consummation of a business combination with a bona fide, effective, operating entity conducting an active business, we will, by definition, cease to be a "blank check" company.

Compliance with "Penny Stock" Requirements

         The Hollow Egg stock being offered is a "penny stock" under federal laws and regulations. These laws and regulations impose certain requirements on broker-dealers (securities firms) with respect to both the suitability of penny stocks for purchase by each customer and the making of certain disclosure to each customer regarding the penny stock, generally and in particular, and the transaction in which it is to be purchased. A penny stock is legally defined as any equity security (such as the stock offered by Hollow Egg) other than a security (i) registered, or approved for registration upon notice of issuance on a national securities exchange that makes transaction reports available pursuant to applicable SEC regulations; (ii) authorized or approved for authorization upon notice of issuance, for quotation on Nasdaq (National Association of Securities Dealers Automated Quotation System; (iii) that has a price of five dollars or more; or (iv) whose issuer has net tangible assets in excess of

$2,000,000 demonstrated by financial statements dated less than fifteen months previously that the broker-dealer has reviewed and has a reasonable basis to believe are true and complete in relation to the date of the purchase for the customer. During the time period in which the offering proceeds and the stock certificates of the Hollow Egg investors are held in escrow, the status of the Hollow Egg stock as a "penny stock" will be of no significance. However, if and when Hollow Egg consummates a business combination, the status of the Hollow Egg stock as a "penny stock" will be of considerable significance since this status will materially affect the ability of broker-dealers to buy and sell our stock for their customers, thereby affecting the market value of Hollow Egg stock. Federal laws and regulations require, with respect to penny stocks, unless certain exemptions apply:

- that a broker-dealer approve a customer's account for transactions in penny stocks; and the broker-dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased;

- that, in order to approve a customer's account for transactions in penny stocks, the broker-dealer obtain financial, investment experience and objectives information from the customer; based upon which information the broker-dealer make a reasonable determination that the transactions in penny stocks are suitable for that customer and that the customer has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks;

- that the broker-dealer make disclosure to the customer regarding commissions payable to both the broker-dealer, the registered representative, and any third party; current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions; and provide monthly statements to the customer disclosing recent price information for the penny stock held in the customer's account and information on the limited market in penny stocks; and

- that the broker-dealer deliver to the customer, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market including the risks of investing in penny stock in both public offering and in secondary trading and which, in highlight form, sets forth (i) the basis on which the broker-dealer made the suitability determination, (ii) that it is unlawful for the broker-dealer to effect a non-exempt transaction in a penny stock unless the broker-dealer has received, prior to the transaction, a written agreement to the transaction from the customer, (iii) that the agreement state in a highlighted format immediately preceding the customer signature line that the broker-dealer is required to provide the customer with the written statement for signing and return by the customer, and that the customer should not sign and return the written statement to the broker-dealer if it does not accurately reflect the customer's financial situation, investment experience and investment objectives, (iv) and that the broker-dealer in fact obtain from the customer a manually signed and dated copy of the written statement, including the customer's acknowledgment of receipt of the required disclosure.

         Management intends to attempt to effect a business combination transaction with a candidate which will cause Hollow Egg stock not to be a "penny stock", pursuant to the criteria described above. However, we cannot predict whether, upon a successful business combination, Hollow Egg stock will or will not be a penny stock. Even should the business combination result in Hollow Egg stock's being listed on a national securities exchange or included in Nasdaq, certain criteria must be maintained by Hollow Egg to remain so listed or included. There is no certainty that Hollow Egg will be able to sustain the maintenance criteria necessary to insure continued listing or inclusion. Failure to qualify our securities for such listing or inclusion or to meet the relevant maintenance criteria after qualification or to otherwise meet or continue to meet the requirements for non-designation as a "penny stock" in the future (for example, the market price of Hollow Egg stock falling below $5.00) will result in the designation of Hollow Egg stock as a "penny stock"). Trading, if any, in our securities may then continue in the non-Nasdaq over-the-counter market. As a result, a shareholder may find it more difficult to dispose of or to acquire Hollow Egg stock or to obtain accurate quotations as to the market value of Hollow Egg stock.

Prior "Blank Check" Experience

         Except for John L. Milling, president of Tecumseh and former president of Hollow Egg, neither Hollow Egg, Tecumseh, nor any member of the management of either corporation has had any association of any kind with any "blank check" company, including distributions, equity participations, acquisitions, control, or other interests of any kind. Mr. Milling's participation in "blank check" companies was limited to that of legal counsel for either the issuer, the underwriter or the reverse acquirer during the period between 1980 and 1989, Mr. Milling, acting as legal counsel, engaged in the formation, public offering or reverse acquisition of a small number of "blank check", "blind pool" or shell companies, amounting in the aggregate to approximately eight to twelve transactions. He did not serve as a member of management or perform any managerial, promotional, or sales function of any kind. He therefore has no experience in the management of a "blank check" company. In addition, Mr. Milling was a minimal equity participant in certain of these companies, by way of a portion of his legal fees, He never had reason to sell, and did not ever sell, any such shares in these companies. All of these activities preceded the adoption of the SEC rule under which we will function as a "blank check" company. Mr. Milling has had no association with any "blank check" company transaction or any of their promoters for approximately 13 years. Based upon his review of a long list of obsolete destroyed files, which list does not indicate the subject matter of the case, he believes that the following companies were "blank check" companies which were involved in transactions in which he participated as legal counsel to one or another of the parties. These companies are Classic Capital Corporation, Galaxy Capital, Ltd., Global Capital Securities, Inc., Global Equities Corporation, Imperial Group I, Ltd., Megamax International Inc., Quincy Ridge Ventures, Ltd., and Xogen Research Corp.

                             PRINCIPAL SHAREHOLDERS

         The table below lists the beneficial ownership of our voting securities by each person known by us to be, directly or indirectly, the beneficial owner of more than 5% of our securities, including the securities beneficially owned, indirectly, by all our directors and officers, individually and as a group. Unless specifically indicated, the persons listed possess voting and investment power with respect to the shares shown as beneficially owned by them.

Directors, Officers                          Shares Beneficially                 Shares to be Beneficially
and 5% Stockholders                         Owned Prior to Offering                Owned After Offering
-------------------                         -----------------------              -------------------------
                                            Number            Percent           Number           Percent
                                            ------            -------           ------           -------
Tecumseh Holdings Corporation (1)
115 River Road, Building 12
Edgewater, NJ 07020                         9,000,000         100              9,000,000            89.1

Thomas C. Souran (2)
2 Woodland Drive
Great Notch, NJ 07424                       9,000,000         100               9,000,000           89.1

Mark I.S. Vander Pluym
116 14th Street, No. 8
Hoboken, NJ 07030                           9,000,000         100               9,000,000           89.1

Valerie N. Charles (2)
88 Reservoir Avenue
Jersey City, NJ 07307                       9,000,000         100               9,000,000            89.1

All officers and directors as
a group, consisting of
3 persons                                   9,000,000         100               9,000,000           89.1

Notes:

         (1) Tecumseh Holdings Corporation is the sole holder of the outstanding stock of Hollow Egg The control persons of Tecumseh consist of six directors, four of whom are outside directors and two of whom are Messrs. Thomas C. Souran and John L. Milling who serve as the executive committee of the board of directors. Mr. Souran serves as chairman of the board of directors and treasurer. Mr. Milling serves as president. Additional control persons include six vice presidents, and a corporate secretary. Mark I.S. Vander Pluym serves as a vice president and Valerie N. Charles serves as the corporate secretary. The management of Hollow Egg consists of the following persons, each of whom is a control person of Tecumseh. Thomas C. Souran is chairman, treasurer and a director of Hollow Egg. Mark I.S. Vander Pluym is president and a director of Hollow Egg. Valerie N. Charles is corporate secretary of Hollow Egg. John L. Milling, who is no longer a member of Hollow Egg's management, was formerly president and a director of, and continues to serve as legal counsel to, Hollow Egg. Except for Ms. Charles and Messrs. Souran and Vander Pluym, no person associated with Tecumseh has any present affiliation with Hollow Egg. Tecumseh has agreed to deposit its Hollow Egg stock certificate in the amount of 9,000,000 shares in the shares escrow account to be maintained at Valley National Bank , together with all other share certificates which are issued in connection with this offering.

         (2) Thomas C. Souran, chairman and a director of Hollow Egg, owns 1,500,000 shares of Tecumseh Class B common stock representing 22.2% of Tecumseh's economic ownership and 47.6% of Tecumseh's votes or consents. Neither Valerie N. Charles, corporate secretary of Hollow Egg nor Mark I.S. Vander Pluym, president and a director of Hollow Egg, own shares of Tecumseh stock. John L. Milling, formerly a member of management of Hollow Egg, owns the identical class and number of shares of Tecumseh as that owned by Mr. Souran.

                                   MANAGEMENT

Directors and Executive Officers

         Our directors and executive officers are as follows:

         Name                               Age      Position                           Director Since
         ----                               ---      --------                           --------------

         Thomas C. Souran                   73       Chairman, treasurer,               September 2001
                                                       and director

         Mark I.S. Vander Pluym             28       President and director             May 2002

         Valerie N. Charles                 33       Corporate secretary

         The directors of Hollow Egg will serve for a term of one year or until their successors have been duly elected and qualified. The term of a director will terminate upon that director's death, resignation, retirement, removal, or disqualification, Vacancies in the existing board of directors will be filled by vote of the remaining director. Our officers serve at the pleasure of the board of directors. There are no family relationships between any of our executive officers and directors.

         THOMAS C. SOURAN. Mr. Souran, who is 73 years old, holds a Bachelor of Business Science degree in banking and financing from New York University. He has been engaged in all aspects of the corporate finance and investment banking industry since 1961. Prior to that he was employed in the sale of life insurance and in the United States Navy. He served as director of corporate finance of the New York investment banking firms of S.D. Cohn & Co. from 1981 to 1984; of Rosenkrantz, Lyon & Ross from 1984 to 1989; of Manchester Rhone Securities Corp. from 1989 to 1991; of First Hanover Securities Corp. from 1991 to 1992; of Berkeley Securities Corp. from 1992 to 1994; of Josephthal, Lyon & Ross from 1995 to 1997 where he served as a senior member of management; and of R.T.G. Richards & Co., Inc. from 1997 to 1998. Since 1998 he has served as a financial consultant to various publicly-held and privately-held companies. During his service with Manchester Rhone and with R.T.G. Richards he held the office of president. In all of these capacities he managed many successful public and private financing of numerous corporations including Franklin Mint and International Protein.

         MARK I.S. VANDER PLUYM Mr. Vander Pluym, who is 28 years old, holds a Bachelor of Science degree in biological science from the University of Alberta and a Bachelor of Commerce degree in financial economics from the University of Winnipeg, which degree was awarded with honors. He attended the University of Winnipeg from 1994 to 2002. While attending the University of Winnipeg he held several job positions. He served an internship in May and June 2000 with Goldman Sachs Asia Pacific Group where he participated, to a minor extent, in the structuring and sale of a broad array of investment products. From September 2001 to February 2002 he was employed by BMO Nesbitt Burns, the investment banking arm of the Bank of Montreal, where he served as an equity analyst concentrating on risk analysis and regressions, derivative hedging analysis, and swap contract valuation.

         VALERIE N. CHARLES. Ms. Charles, who is 33 years old, holds a Bachelor of Business Administration degree in human resource management from Boise State University and a Juris Doctor degree from Seton Hall University School of Law. From 1996 to 1999 she attended Seton Hall University School of Law on a full-time basis. While attending law school, she served as a law clerk at the New Jersey offices of NASD Regulation, Inc. and at the law firm of Zeichner, Ellman, & Krause, Newark, New Jersey. Following graduation from law school, she was employed as an attorney by the firm of Bar-Nadav & Associates from 1999 to 2000. She has practiced corporate and securities law since 2000 with the Milling Law Offices. She has engaged in representation of companies in entity formation and dissolution, private placements of securities, mergers and acquisitions and state registration. From 1994 to 1996 she held a life insurance license and served as a corporate trainer for U.S. Bancorp.

Resignation by John L. Milling as President and Director of Hollow Egg

         John L. Milling resigned as president and director of Hollow Egg on May 1, 2001. This was due to the circumstance that the extent of his duties as president of Tecumseh are such that he would be unable to devote the time to the various tasks involved in the "blank check" company activities of Hollow Egg. These tasks would include responding to the extensive questions and other inquiries from Tecumseh shareholders with respect to their subscription rights and allotments which will inevitably arise during the share offering; the participation in the selection and diligence review of prospective business combination candidates for Hollow Egg; and the negotiation of a business combination agreement for Hollow Egg. The management of Tecumseh agreed that the time consumption required by these tasks would unduly interfere with the reasonably extensive schedule to which Mr. Milling was committed for Tecumseh and that the tasks involved could be effectively handled by Messrs. Souran, Vander Pluym and Ms. Charles. Mr. Milling will handle the legal tasks involved in the prospective business combination.

Certain Conflicts of Interest

         Our sole shareholder, Tecumseh Holdings Corporation, expects to organize and promote other "blank check" companies. Matters relating to conflicts of interest which may arise because of this are discussed at length in the sub-topic above, "Business-Officers, Employees, and Conflicts of Interest" at page 32.

Management Compensation

         None of our officers and directors have received any compensation for their respective services rendered to us. Except for legal fees intended to be paid by Tecumseh to Milling Law Offices, of which John L. Milling, former president of Hollow Egg, is the proprietor and Valerie N. Charles is an associate, our management all have agreed to act without compensation from Hollow Egg at any time. Accordingly, no compensation is being accrued for any officer or director. In all events, as of the date of this registration statement, we have no funds available to pay officers or directors.

         Our parent, Tecumseh Holdings Corporation, has adopted a policy under which its officers and employees, with very limited exceptions, may engage in outside employment or entrepreneurial activity. The officers and directors of "blank check" companies organized by Tecumseh will invariably be employees of Tecumseh who will serve as such pursuant to their Tecumseh employment. Accordingly, with respect to Hollow Egg and any other "blank check" company which Tecumseh may hereafter organize and promote, no post-business combination employment or affiliation, by or with any such former "blank check" company, by any member of the management of the former "blank check" company, or of any directors, officers or employees of Tecumseh or any of its affiliates will be permitted. The sole exception to this rule is the service, in certain cases, by Tecumseh officers and employees, as a director representative of Tecumseh on the board of directors of the former "blank check" company for a limited period of time following the combination and without compensation. This policy has been agreed to by members of the our management and must be agreed to by members of such future "blank check" companies organized and promoted by Tecumseh. This policy will be disclosed to all business combination candidates at the outset of any business combination negotiations and will be incorporated into all business combination agreements. Therefore, as a practical matter, if any member of management of Hollow Egg accepts employment in any form from any business combination candidate, the proposed transaction will not be approved by the Board of Directors and any consummated business transaction with such candidate will be rescinded.

         Persons associated with management may refer a prospective business combination candidate to us. In the event we consummate a transaction with any entity referred by an associate of management, it is possible that the associate will be compensated for his or her referral in the form of a finder's fee. Any such compensation will be paid by Tecumseh, subsequent to the consummation of a business combination. It is anticipated that this fee will be in either or both the form of Tecumseh or Hollow Egg common stock or will be in the form of cash consideration paid by Tecumseh, as part of the terms of the proposed business combination. The amount of any finder's fee cannot be determined as of the date of this prospectus, but is expected to be comparable to consideration normally paid in like transactions, the amount of which ranges between one and five percent of the transaction consideration. No member or affiliate of management of Tecumseh or of the 'blank check" company will receive any finder's fee, either directly or indirectly, as a result of their respective efforts to implement our business plan.

         No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted for the benefit of our management.

Indemnification of Officers and Directors

         Our certificate of incorporation, as amended, provides that our directors and officers will be indemnified against liabilities arising from their service as directors or officers, to the fullest extent permitted by law, including payment in advance of a final disposition of a director's or officer's expenses and attorneys' fees incurred in defending any action, suit or proceeding. Except in the case of an action, suit or proceeding brought by or in the right of Hollow Egg against an officer or director, a court must approve any indemnification if the officer or director is adjudged liable. Presently, Delaware law provides that to be entitled to indemnification an individual must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to a company's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

         Delaware law permits a corporation to, purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against him and incurred by him in his capacity, or arising out of the status, as an officer or director, whether or not the corporation would have the power to indemnify him against this liability under Delaware law. We do not intend to purchase and maintain insurance for the benefit of any director or officer in order to cover claims for situations where we could not provide indemnification.

         There is no pending litigation or proceeding involving any director or officer of Hollow Egg as to which indemnification is being sought, nor is Hollow Egg aware of any threatened litigation that may result in claims for indemnification by any director or officer.

         Our certificate of incorporation, as amended and restated, and bylaws also provide that, to the fullest extent permitted by Delaware law, our directors will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Delaware law presently limits a director's liability except where a director:

         - breaches his or her duty of loyalty to a company or its stockholders;

         - fails to act in good faith or engages in intentional misconduct or a knowing violation of law;

         - authorizes payment of an unlawful dividend or stock repurchase or redemption; or

         -    obtains an improper personal benefit.

         This provision is consistent with Section 102 (b) (7) of the Delaware law, which is designed, among other things, to encourage qualified individuals to serve as directors of Delaware corporations. This provision has no effect on the availability of non-monetary equitable remedies, such as injunction or rescission. If equitable remedies are found not to be available to stockholders for any particular case, stockholders may not have any effective remedy against actions taken by directors that constitute negligence or gross negligence.

         Although indemnification for liabilities arising under the Securities Act may be permitted to officers, directors or persons controlling us under Delaware law, it is the position of the Securities and Exchange Commission that this form of indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Additional "Blank Check" Companies Intended to be Promoted by Tecumseh

         Prior to Hollow Egg, Tecumseh has had no "blank check" company experience of any kind. Tecumseh intends to organize, in a manner similar to Hollow Egg, additional "blank check" companies. The stock of these companies is intended to be distributed through a prospective subsidiary of Tecumseh, a registered securities firm (commonly known as a broker- dealer). The terms of these distributions are planned to be similar to those of this distribution of Hollow Egg stock, Tecumseh believes that "blank check" companies will materially enhance the operation of the broker-dealer in the manner described below.

         Tecumseh has entered into a purchase agreement and, subject to approval by NASD Regulation, Inc. which, Tecumseh believes, will be forthcoming, will acquire ownership of S.B. Cantor & Co., Inc., a broker-dealer in downtown Manhattan. This firm was founded in 1940 and, since 1972, has been primarily a proprietary trading firm. Cantor intends to re-enter the investment banking business by conducting a series of private placement offerings as placement agent. The reason for the choice of private placements rather than public offerings is the current lack of receptivity of the securities markets to public offerings of securities of small- to medium-size companies and, in most cases, the untimeliness of a public offering in terms of the unrealized potential in the issuer's performance.

         One of the principal problems inherent in private offerings is that the stock sold is unregistered and must be held for at least one year before it may be sold into a trading market. Such a trading market is the private placement investors' so-called "exit strategy" (i.e. a convenient means of liquidating their stock). A trading market is commonly represented to the investor by the issuer or placement agent as being planned to occur on the completion of a registered public offering of the issuer's stock. This event is planned to take place at an approximate point in time, typically ranging from six months to two years from the completion of the private offering. In practice, the public offering rarely occurs until a time considerably later than that planned by the issuer and, on some occasions, does not occur at all. The investors, who relied upon the private offering as their exit strategy are, in the former case, considerably inconvenienced and, in the latter case, are left "high and dry". Cantor's approach, for the protection of investors in the placement, would be to require, and if need be arrange, for a business combination between the privately placed company and a "blank check" company. The privately place company would not be constrained to combine with, but would have available to it, any appropriate "blank check" company controlled by Tecumseh. However, any "clean" shell company will be acceptable to Tecumseh. This would result in the non-public entity's becoming publicly held and its investors able to enjoy the advantages of a trading market and the concurrent liquidity of their stock. A transaction of this sort should be able to be accomplished in a reasonably short time period. The investors in the private offering would acquire their "exit strategy" and the issuer would not be precluded from undertaking a public offering at a later date. These private companies, for which the broker-dealer has completed a private placement, have no current need for capital but wish to become publicly-held and their stock traded. One possible consequence of the "blank check" company's creation of a public trading market is the potential reflection in the share market price of the acquired company's assumedly improved performance attributable to the use of the proceeds of the private placement.

         Because of the need for an exit strategy for Cantor's clients investing in the private placements and because a public offering of the issuers' stock would be both untimely with respect to its potential performance and would lack receptiveness in the current securities market, Cantor will require that each issuer, within a reasonable time following completion of the placement, combine with a suitable "blank check" company. It is expected that one or more of these issuers, for reasons of convenience and economy, will choose, but will not be required, to combine with a "blank check" company controlled by Cantor or Tecumseh. NASD Regulation, Inc.'s approval of the Tecumseh acquisition of Cantor is expected to be forthcoming, in which event Cantor will be affiliated with both Tecumseh and Hollow Egg.

         The possible advantages to privately-placed companies, to Hollow Egg, to the Tecumseh-sponsored "blank check" companies, to Cantor and to Tecumseh, of the use by

Cantor of "blank check" companies following the making of private placements of securities may be summarized as follows:

         - Investors in the private placement will obtain liquidity for their stock (subject to its required holding period) by reason of the creation of a public market for such stock.

         - The knowledge on the part of prospective investors in the private placement that an exit strategy will be readily available to them at such time as they may be both legally permitted wish to sell their private placement stock will enhance Cantor's ability to complete the private placement, to the collateral benefit of Hollow Egg or other "blank check" companies and to Tecumseh to the extent that it is the sponsor of such "blank check" companies.

         - In that Cantor must exercise a reasonable amount of due diligence before undertaking a private placement of the private company's securities, it will be highly conversant with the private company, and therefore better prepared to serve Hollow Egg and other "blank check" companies by acting as a primary market maker for the stock of the privately-placed company upon its listing for trading.

         - The relationship between Tecumseh and the great preponderance of its shareholders (the Class A common shareholders) will be materially enhanced by their ability to purchase "blank check" company stock at its initial public offering and the possibility of their profit on their eventual sale of such stock and may encourage them to engage in other securities dealings with Cantor.

         - The investors in the private placement stock may, by reason of a readily available public market for their stock, likewise may be encouraged to engage in other securities dealings with Cantor.

         In addition to providing "blank check" companies controlled by it, including Hollow Egg, for business combinations with companies whose stock is privately placed by Cantor, Tecumseh intends to provide "blank check" companies controlled by it, including Hollow Egg, for business combinations with companies which have had no distribution, or recent distribution, of securities through Cantor or otherwise and which may have no other relationship with Cantor. The extent of due diligence and the sought-for standards of performance in the selection of such companies and the interest conflict policies described elsewhere in this prospectus will not differ from those applied to companies privately-placed by Cantor which become the subject of business combinations with Tecumseh-controlled "blank check" companies.

         The corporate policies, with respect to conflicts of interest and related matters, to be followed by Cantor, Tecumseh and any "blank check" company organized and promoted by Tecumseh, are discussed in greater detail in the sub-topic "Business-Officers, Employees and Conflicts of Interest" at page 32.



                              CERTAIN TRANSACTIONS

         On September 10, 2001, Hollow Egg issued 9,000,000 shares of its common stock to Tecumseh Holdings Corporation at a price of $0.0005 per share or $4,500. In June 2002 Tecumseh made an additional capital contribution, without consideration, of $26,750 for the purpose of complying with the blue sky requirements of a state for the sale of "blank check" company stock. Tecumseh is the record and beneficial owner of all of the outstanding stock of Hollow Egg. The chairman of the board of directors, a vice president, and the corporate secretary of Tecumseh are, respectively the chairman of the board of directors, the president and the corporate secretary of Hollow Egg. Hollow Egg's chairman and president comprise its board of directors. Tecumseh, Thomas C. Souran, chairman of Tecumseh and Hollow Egg, and John L. Milling, president of Tecumseh and former president of Hollow Egg, may be deemed to be parents and promoters of Hollow Egg. There have been no transactions between Hollow Egg and Messrs. Souran, Vander Pluym, Milling and Ms. Charles, beyond their activities as officers and directors of Hollow Egg and Mr. Milling's law offices' activities as counsel to Hollow Egg with respect to the organization of Hollow Egg, this share offering and proposed business combination. The sole transactions between Tecumseh and Hollow Egg to date have been the purchase by Tecumseh from Hollow Egg of original issue stock, an additional capital contribution by Tecumseh, and the payment by Tecumseh in behalf of Hollow Egg of certain of its expenses. All payments made by Tecumseh for the benefit of Hollow Egg will be without recourse to or reimbursement from Hollow Egg except to the extent to which Hollow Egg receives 10% of the gross offering proceeds at the time of the completion of the offering.


                            DESCRIPTION OF SECURITIES

General

         Our restated certificate of incorporation authorizes us to issue one class of stock consisting of up to 15,000,000 shares of common stock, $.0001 par value per share. 9,000,000 shares of common stock are currently issued and outstanding, 1,100,000 shares are being offered for sale by way of this prospectus, and the balance are intended for the uses and purposes of the eventual business combination partner. All of the outstanding shares of stock of Hollow Egg are validly issued, fully paid and nonassessable.

Common Stock

         The common stock has no conversion, preemptive or subscription rights as to any securities of Hollow Egg and is not liable to assessments or further calls. Each share of common stock of Hollow Egg, when fully paid for, will be validly issued and outstanding, is entitled to one vote on all matters to be voted on by shareholders, is entitled to equal dividends when and as declared by the board of directors from funds legally available therefor, and is entitled to a pro rata share of Hollow Egg's net assets in the event of dissolution, liquidation or winding up of Hollow Egg.

         Since the common stock of Hollow Egg does not have cumulative voting rights, the holders of more than one half of the outstanding shares can elect all of the directors, if they choose to do so, in which event the holders of the remaining shares cannot elect any directors. The present shareholder, Tecumseh Holdings Corporation, owns 9,000,000 of the outstanding shares and the reverse acquirer(s) of Hollow Egg in Hollow Egg's prospective business combination will own virtually all of the shares presently owned by Tecumseh. Accordingly, these persons, during the periods of their respective ownership of these shares, will be able to control the election of directors and all other matters requiring the majority vote or consent of shareholders, except as otherwise provided by law.

Determination of Offering Price

         There is no public market for the Hollow Egg shares and therefore no market price upon which their offering price of $0.25 per share could be based. The offering price of $0.25 per share bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history (of which we have none). Among the factors considered by us in determining the offering price were:

         -    Estimates of our business potential;

         -    Our limited financial resources;

         - The amount of equity desired to be issued in a business combination;

         - The amount of dilution to the public shareholders; and o The general condition of the securities markets.

Dividend Policy

         No dividends have ever been paid on Hollow Egg's outstanding shares. No dividends will be paid on the common stock prior to the consummation by Hollow Egg of a successful business combination. In that event, management and control of Hollow Egg will change. Hollow Egg's new management will then determine Hollow Egg's dividend policy. Such a policy is normally, but not necessarily, based on the extent to which the prospective business operations of Hollow Egg under the new management result in sufficient revenues to enable Hollow Egg to operate at profitable levels or to generate a positive cash flow; the extent to which such positive cash flow is needed by Hollow Egg to satisfy its growth requirements; and the extent to which Hollow Egg has funds which are not needed for its operations or for reserves for future contingencies. Accordingly, there can be no assurance that any dividends will ever be made to Hollow Egg's common shareholders in the foreseeable future.

Reports to Shareholders

         We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year. Our fiscal year ends on December 31.

Trading Market for Common Stock

         There is no trading market for our common stock at present and there has been no trading market to date. The SEC rules relating to "blank check" companies prohibit the trading of the outstanding Company shares until the successful completion of a business combination by Hollow Egg in accordance with those rules. Management will not take any steps of any kind to facilitate the commencement of a trading market for its common stock until the consummation of a business combination in full compliance with Rule 419 and until the completion of its post- consummation subscription offering of 150,000 of its shares, discussed in "Subsequent Subscription Rights" at page 17. Hollow Egg intends to take such steps at the time of the successful consummation of a business combination and the completion of the offering period for its subsequent offering immediately thereafter, pursuant to what Hollow Egg intends to be the terms of the agreement for the business combination. We cannot guarantee that a trading market will ever develop; or that, if developed, will be sustained; or that, if sustained, Hollow Egg's stock will trade at a premium above its offering price of $0.25. Sales of substantial amounts of Company shares in the public market following the commencement of trading, or the possibility of substantial sales occurring, could adversely affect prevailing market prices for Hollow Egg shares or Hollow Egg's future ability to raise capital through an offering of equity securities.

Charter Document Effect on Change in Hollow Egg Control

         Hollow Egg does not believe that any provision in its certificate of incorporation, as amended and restated, or its by-laws would delay, defer or prevent a change in its control.

Shares Eligible for Future Sale

         Upon completion of this offering, we will have 10,100,000 shares outstanding. The 1,100,000 offered Hollow Egg shares proposed to be sold in this offering will be registered under the Securities Act and will be freely tradeable without restriction or further registration under the Securities Act following the successful consummation by Hollow Egg of a business combination and the release from escrow of the certificates for these shares. Sales of outstanding shares to residents of certain states or jurisdictions may only be effected pursuant to a registration in, or an applicable exemption from the registration provisions of the securities laws in, those states or jurisdictions.

         In general, under Rule 144, a person holding shares unregistered under the Securities Act, known as "restricted shares", (or persons whose "restricted" shares are aggregated with those of others) whether such person be or not be affiliated with Hollow Egg, which person or persons have beneficially owned "restricted" shares for at least one year are entitled to sell into a trading market, within any three-month period, a number of shares which does not exceed the greater of one percent of the then-outstanding shares of Hollow Egg or the average weekly trading volume of such shares, in the market in which they are traded, during the four calendar weeks preceding such sale. As a condition of such sales it is also required that Hollow Egg be current in its Exchange Act reporting requirements and that a prior notice of the proposed sale be filed with the SEC. Non-affiliates who have held their shares for two years are entitled to sell their shares into a trading market under Rule 144 without regard to volume limitations, Exchange Act reporting requirements or notice filings. In addition, holders of "restricted" shares may sell them privately so long as the buyer represents that he or she is purchasing the shares as "restricted" shares, solely for investment and without a view to the resale or distribution thereof (under a policy exemption of the SEC known as "Section 4(1 1/2)". However, the operations of Rule 144 and "Section 4(1 1/2)", as described above, do not apply to the following transactions, each of which will require registration of the transaction under the Securities Act:

         - The sale to Hollow Egg by Tecumseh of Tecumseh's Hollow Egg shares in connection with the redemption of those shares by Hollow Egg;

         - The issuance of its shares by Hollow Egg to the shareholders of the combining entity in exchange for their shares in the combining entity; and

         - The transfer, by resale or otherwise, of Hollow Egg shares to any transferee by any such former shareholders of the combining entity at a future time, into the market or otherwise.

         The reason underlying these registration requirements is the position of the SEC staff that, both before and after the business combination or transaction with an operating entity or other person, "blank check" companies, their promoters, affiliates, and transferees, presumably including the transferees acquiring the "blank check" company shares in exchange for all or most of the shares of an operating combining entity, having fully complied with the provisions of Rules 419 and 15g-8, are acting as "underwriters" in a continuing distribution of the "blank check" company shares being issued or sold. Accordingly, neither Rule 144 nor presumably "Section 4(1 1/2)"), both of which do not apply to distributions, are available for the resale transactions described above.

         Hollow Egg and Tecumseh have agreed that, upon the successful completion of the business combination and the release of the escrowed funds, Hollow Egg will redeem a portion of Tecumseh's Hollow Egg shares. These shares will be equal to up to 88.109% of the then outstanding shares of Hollow Egg. Redemption of the stock will be in consideration of one or both of part or all of Hollow Egg's funds and a Company promissory note, in amounts to be determined and which will be predicated on the arrangements made with the owners of the combining private entity. In that Tecumseh is the promoter of Hollow Egg and in light of the policy adopted by the SEC with respect to such a transaction as described above, (1) the sale by Tecumseh of its Hollow Egg shares to Hollow Egg pursuant to the redemption and (2) the exchange by Hollow Egg with the shareholders of the combining entity, each would require registration of the sale or exchange. Accordingly, Hollow Egg, by way of the registration statement of which this prospectus is a part, is registering the Tecumseh Hollow Egg shares for the purpose of their sale by Tecumseh and their exchange by Hollow Egg. The registration of the sales by the new shareholders of the combined entity will be made by post-effective amendment in accordance with their specific intentions in this regard. These registration are made in accordance with Rule 415 which governs the delayed or continuous offering of securities and, specifically, under Rule 415(1)(viii) and (ix) and (2).]

Transfer Agent

         Until a trading market is arranged for the publicly-held shares of Hollow Egg, a professional transfer agent will not be appointed since the outstanding shares of Hollow Egg will be held in escrow. Such a trading market is expected to be arranged promptly following the completion of the prospective business combination by Hollow Egg and the release to the registered owners of the certificates for the publicly-held Hollow Egg shares from escrow. The transfer agent for Hollow Egg shares will be determined by the privately-held entity with which Hollow Egg enters into a business combination. We will recommend, as a reliable and cost- effective transfer agent Continental Stock Transfer and Trust Company, located in New York City.



                              PLAN OF DISTRIBUTION

General

         We are offering to sell 1,100,000 offered Company shares at $0.25 per share. We propose to offer the shares directly on an all-or-none basis. No compensation is to be paid to any person for the offer and sale of the shares.

         We are selling the shares through our chairman, president and corporate secretary without the use of a professional securities underwriting firm. Consequently, less due diligence investigation will be required and less due diligence will be performed in conjunction with this offering than would be performed in an underwritten offering. Although these officers of Hollow Egg are associated persons of Hollow Egg as that term is defined in Rule 3a4-1 under the Exchange Act, they are deemed not to be brokers for the following reasons:

         - None of them is subject to a statutory disqualification under the Exchange Act at the time of their participation in the sale of our securities.

         - None of them will be compensated for their participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

         - None of them is an employed or active associated person of a securities broker or dealer at the time of their participation in the sale of our securities.

         - They will limit their participation in the offering to the following activities:

              X Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by either of them of a potential purchaser;

              X Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

         X Performing ministerial and clerical work involved in effecting any transaction.

         As of the date of this prospectus, no broker has been retained by us for the sale of securities being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

States in Which Shares Will Registered or Qualified for Offer and Sale

         The offer and sale of the shares will be registered or qualified in the following states as well as in the Bahama Islands: Alaska, California, Colorado, Washington DC, Florida, Hawaii, Illinois, Indiana, Kansas, Kentucky, Louisiana, Massachusetts, Michigan, Minnesota, Missouri, Montana, Nebraska, Nevada, New Jersey, New Mexico, New York, North Dakota, Ohio, South Carolina, South Dakota, Texas, Utah, Vermont, Virginia, West Virginia, and Wisconsin. Purchasers in this offering of shares and in any subsequent trading market in these shares must be residents of record of one or another of these states.

Escrow Arrangements

         All funds received by Hollow Egg with respect to the sale of the offered Hollow Egg shares will, immediately be deposited in an escrow account maintained by Valley National Bank ,Trust Department, 1195 Hamburg Turnpike, Wayne, New Jersey 07470, as escrow agent. In the event that all of the offered Hollow Egg shares are not sold within the offering period, as that period may be extended, the offering will be terminated. All funds held by the escrow agent will be promptly refunded to the subscribers in full, without deduction and with interest and dividends, if any, earned by such funds while held in escrow. In the event that all of the offered Hollow Egg shares are sold within the offering period, as that period may be extended, the following will occur. All funds, including interest and dividends, if any, held by the escrow agent will be continue to be held by it in escrow in accordance with the SEC rules governing "blank check" companies. In such event, share certificates for all offered Hollow Egg shares which have been purchased will be prepared, registered in the prescribed name(s), and also delivered to the escrow agent in escrow in accordance with the SEC rules governing "blank check" companies. Tecumseh will also deposit its unregistered Hollow Egg shares with the escrow agent.

Subscriber and Shareholder Status

         Until such time as the offering of Hollow Egg shares has been completed and share certificates representing the purchased Hollow Egg shares have been prepared and lodged with the escrow agent under the SEC rules governing "blank check" companies, such purchasers will be deemed subscribers and not shareholders. The funds and share certificates in escrow will be held for the benefit of those shareholders until released and will not be subject to creditors of Hollow Egg or used for the expenses of this offering. Subsequent to the preparation and lodging with the escrow agent of the prepared stock certificates, the registered owners thereof will be deemed shareholders and shall enjoy all voting rights of holders of Hollow Egg shares. While in escrow, neither the Hollow Egg shares nor any interest therein may be transferred, encumbered, or otherwise alienated by a shareholder or any other person.

Subscription Offering and Selling Dealers

         Hollow Egg proposes to offer the offered Company shares pursuant to the subscription rights of Tecumseh Class A shareholders as described in this prospectus and, if required, to the public, at the public offering price set forth on the cover page of this prospectus. Hollow Egg may engage the services of certain dealers, who are members of the NASD (National

Association of Securities Dealers, Inc.) and may pay commissions of not in excess of $0.025 per offered Hollow Egg share.


                                     EXPERTS

         The audited financial statements of Hollow Egg One Inc., dated January 24, 2002 included in this prospectus have been examined by Flom, French & Goodwin LLC, independent certified public accountants, 675 Line Road, Building 4, Suite B, Aberdeen, New Jersey 07774, as stated in their report appearing elsewhere herein, and are included in reliance upon the report of such firm and upon their authority as experts in accounting and auditing.

         We have had no changes in our accountants and auditors. We have had no disagreements with them on accounting and financial disclosure.


                                 LEGAL OPINIONS


         Legal matters in connection with the sale of the common stock offered hereby will be passed upon for Hollow Egg by Milling Law Offices, 115 River Road, Building 12, Edgewater, New Jersey 07020. John L. Milling, who is the proprietor of Milling Law Offices, is a former officer and director of Hollow Egg; is an officer and director of its parent, Tecumseh Holdings Corporation; and is a controlling shareholder of Tecumseh.

                       WHERE YOU CAN FIND MORE INFORMATION


         This prospectus is part of a registration statement, and, as permitted by the SEC rules, does not contain all of the information in the registration statement. For further information about us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits and schedules at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional office of the SEC at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of all or any part of these documents may be obtained from these offices of the SEC upon payment of the SEC's charge for copying Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference rooms. The registration statement is also available electronically and without charge on the Internet at http://www.sec.gov.

         You can also call or write us at any time with any questions you may have. Our telephone number is 201-313-1600 and our fax number is 201-313-7249. We'd be pleased to speak with you about any aspect of our business and this offering.

                              FINANCIAL STATEMENTS





                              HOLLOW EGG ONE, INC.
                          (A Development Stage Company)

                                TABLE OF CONTENTS


                                                           PAGE NO.
                                                           --------
INDEPENDENT AUDITORS' REPORT                                 F-2

FINANCIAL STATEMENTS

         Balance Sheet                                       F-3

         Statement of Operations                             F-4

         Statement in Changes in Stockholder's Equity        F-5

         Statement in Cash Flows                             F-6

         Notes to Financial Statements                       F-7


                   [FLOM, FRENCH & GOODWIN, L.L.C.LETTERHEAD]

                          INDEPENDENT AUDITOR'S REPORT




To the Board of Directors and Stockholder of Hollow Egg One, Inc.


We have audited the accompanying balance sheet of Hollow Egg One, Inc. (a development stage company) as of December 31, 2001, and the related statements of operations, changes in stockholder's equity, and cash flows for the period from inception (September 5, 2001) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hollow Egg One, Inc. at December 31, 2001, and the results of its operations, changes in stockholder's equity and its cash flows for the period from inception (September 5, 2001) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

Flom, French & Goodwin, L.L.C.
Aberdeen, NJ
January 24, 2002


(Except with respect to Note 2 for the unaudited periods, and Notes 4 and 5 as to which the date is July 8, 2002.)

                              HOLLOW EGG ONE, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET

                                     ASSETS

                                                December 31, 2001            June 30, 2002
                                                   (Audited)                   (Unaudited)
                                               -----------------             -------------
Cash                                                  $4,489                   $31,207
                                                    --------                  --------

Total Assets                                          $4,489                   $31,207
                                                    ========                  ========

LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
    Accrued Expenses                                  $2,500                      $-0-
    Payable to Parent Company                            450                     2,950
                                                    --------                  --------
Total Liabilities                                      2,950                     2,950
                                                    ========                  ========
Commitments and Contingencies:                            --                        --

Stockholder's Equity:
   Common stock, $.0001 par value;
      authorized 10,000,000 shares at                    900                       900
      December 31,2001 and 11,000,000
      shares at June 30, 2002
      9,000,000 shares issued and
      outstanding

   Additional paid-in capital                          3,600                    30,350
   (Deficit) accumulated during the                   (2,961)                   (2,993)
       development stage                                  --                        --

Total Stockholder Equity                               1,539                    28,257
                                                    ========                  ========

Total Liabilities and Stockholder's Equity            $4,489                   $31,207
                                                    ========                  ========


                             See accompanying notes

                              HOLLOW EGG ONE, INC.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS




                                   September 5, 2001
                                (Date of Inception) to                                   September 5, 2001
                                   December 31, 2002            Six Months Ended      (Date of Inception) to
                                       (Audited)                  June 30, 2002            June 30, 2002
                                      ---------                   (Unaudited)              (Unaudited)
                                                                   ---------                ---------
Income                                $     -0-                   $     -0-                   $-0-

Costs and Expenses:
  Miscellaneous Fees and Taxes              450                         -0-                    450

  Professional Fees                       2,500                         -0-                  2,500

  Other                                      11                          32                     43
                                      ---------                   ---------              ---------

Total Expenses                            2,961                          32                  2,993
                                      ---------                   ---------              ---------

Net (Loss)                            $  (2,961)                  $     (32)             $  (2,993)
                                      =========                   =========              =========

Loss Per Share                        $.0003290                   $.0000036              $.0003326
                                      =========                   =========              =========

                             See accompanying notes

                              HOLLOW EGG ONE, INC.
                          (A Development Stage Company)
                  STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY



                                                                            Accumulated
                                                                          (Deficit) During
                                                                                 the
                                                             Additional      Development
                                             Common           Paid-In           Phase
                                             Stock           Capital       --------------
                                             -----           -------


                 Stockholder's Equity         $    --        $    --        $    --
                   September 5, 2001

September 10, 2001:
  Issue of Common Stock 900,000 Shares            900          3,600             --
  @  .0001 Par Value
Net Loss                                           --             --         (2,961)
                                              -------        -------        -------

Stockholder's Equity                          $   900        $ 3,600        $(2,961)
  December 31, 2001 (Audited)
June 30, 2002:
Additional Paid-In-Capital (Unaudited)             --         26,750             --

Net Loss (Unaudited)                               --             --            (32)
                                              -------        -------        -------

Stockholder's Equity                          $   900        $30,350        $(2,993)
  June 30, 2002 (Unaudited)                    ======        =========      =========


                             See accompanying notes

                              HOLLOW EGG ONE, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS


                                                   September 5, 2001                                          September 5, 2001
                                                (Date of Inception) to           Six Months Ended           (Date of Inception) to
                                                   December 31, 2002               June 30, 2002                June 30, 2002
                                                       (Audited)                    (Unaudited)                  (Unaudited)
                                                      --------                       --------                     --------
Cash Flows (Used) By Operating Activities:
   Net (Loss)                                     $ (2,961)                       $    (32)                      $ (2,993)

   Increase (Decrease) in:
      Accrued Expenses & Accounts Payable            2,950                             -0-                          2,950
                                                  --------                        --------                       --------

Cash Used by Operating Activities                      (11)                            (32)                           (43)
                                                  --------                        --------                       --------

Cash Flows from Investing Activities                   -0-                             -0-                            -0-
                                                  --------                        --------                       --------

Cash Flows from Financing Activities:

   Common Stock Issued                               4,500                             -0-                          4,500
   Additional Paid-In-Capital                          -0-                          26,750                         26,750
                                                  --------                        --------                       --------
Cash Provided by Financing Activities                4,500                          26,750                         31,250
                                                  --------                        --------                       --------

Net Increase (Decrease) in Cash                      4,489                          26,718                         31,207


Cash at Beginning of Period                            -0-                           4,489                             --
                                                  --------                        --------                       --------

Cash at End of Period                             $  4,489                        $ 31,207                       $ 31,207
                                                  ========                        ========                       ========


                             See accompanying notes

                              HOLLOW EGG ONE, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS


1. ORGANIZATION AND NATURE OF OPERATIONS

     Hollow Egg One, Inc. (the "Company") incorporated in the state of Delaware on September 5, 2001. The Company is in the development stage. As of the date of this report, the Company is a wholly-owned subsidiary of Tecumseh Holding Corporation (Parent), owning 90% of the Company's authorized shares. The Company intends to raise additional capital through a public offering of a portion of its remaining shares authorized. Once the public offering is completed, the Company's business purpose will be to engage in mergers and acquisitions of other companies.

2. SIGNIFICANT ACCOUNTING POLICIES

     The financial information for the three months ending June 30, 2002 and for the period of inception (September 5, 2001) to June 30, 2002 is unaudited, but has been prepared on the same basis as the period ended December 31, 2001 and, in the opinion of management, includes all adjustments, consisting only of normal recurring adjustments the Company considers necessary for a fair presentation of the financial position at these dates and the operating results for such periods.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     BASIS OF ACCOUNTING

     The Company uses the accrual method of accounting for both financial and tax reporting purposes.

3. INCOME TAXES

     The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Under the asset and liability method of SFAS No. 109, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using statutory tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

     The Company has Federal tax loss carryforwards of $2,961. However, the Company has not recorded any deferred tax benefit of the loss carryforward inasmuch as realization in not assured.

4. COMMITMENTS AND CONTINGENCIES

     The company has an agreement with its Parent whereby the Parent is obligated to pay, without recourse, the Company's operating expenses during its development stage. The repayment to the Parent is contingent upon the completion of its public offering and subsequent authorization by its escrow agent to release 10% of the offering to satisfy past expenses. Under no condition will the Company be responsible for repayment in excess of the 10%.

5. SUBSEQUENT EVENT

     On July 8, 2002, the company amended its Certificate of Incorporation to increase the number of authorized shares of common stock from 10,000,000 to 15,000,000.

                                     [LOGO]




                               HOLLOW EGG ONE INC.

                         -------------------------------



                                   PROSPECTUS

                         -------------------------------





                                1,100,000 SHARES

                         -------------------------------



                                  COMMON STOCK

                                     , 2002

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 22.          Indemnification of Directors and Officers.

         Our certificate of incorporation, as amended and restated, provides that our directors and officers will be indemnified against liabilities arising from their service as directors or officers, to the fullest extent permitted by law, including payment in advance of a final disposition of a director's or officer's expenses and attorneys' fees incurred in defending any action, suit or proceeding. Except in the case of an action, suit or proceeding brought by or in the right of Hollow Egg against an officer or director, a court must approve any indemnification if the officer or director is adjudged liable. Presently, Delaware law provides that to be entitled to indemnification an individual must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to a company's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

         Delaware law permits a corporation to, purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against him and incurred by him in his capacity, or arising out of the status, as an officer or director, whether or not the corporation would have the power to indemnify him against this liability under Delaware law. We do not intend to purchase and maintain insurance for the benefit of any director or officer in order to cover claims for situations where we could not provide indemnification.

         There is no pending litigation or proceeding involving any director or officer of Hollow Egg as to which indemnification is being sought, nor is Hollow Egg aware of any threatened litigation that may result in claims for indemnification by any director or officer.

         Our certificate of incorporation, as amended, and bylaws also provide that, to the fullest extent permitted by Delaware law, our directors will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Delaware law presently limits a director's liability except where a director:

         X breaches his or her duty of loyalty to a company or its stockholders;

         X fails to act in good faith or engages in intentional misconduct or a knowing violation of law;

         X authorizes payment of an unlawful dividend or stock repurchase or redemption; or

         X    obtains an improper personal benefit.

         This provision is consistent with Section 102(b)(7) of the Delaware law, which is designed, among other things, to encourage qualified individuals to serve as directors of Delaware corporations. This provision has no effect on the availability of non-monetary equitable remedies, such as injunction or rescission. If equitable remedies are found not to be available to stockholders for any particular case, stockholders may not have any effective remedy against actions taken by directors that constitute negligence or gross negligence.

         Although indemnification for liabilities arising under the Securities Act may be permitted to officers, directors or persons controlling us under Delaware law, it is the position of the Securities and Exchange Commission that this form of indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Item 23.          Other Expenses of Issuance
                        and Distribution

                  SEC registration fee                      $    96
                  Blue sky fees and expenses                 11,500
                  Printing and engraving expenses            10,000
                  Accountants' fees and expense               5,000
                  Miscellaneous                                 904
                                                            -------
                  Total                                     $27,500

         The foregoing expenses, except for the SEC fees, are estimated. The small business issuer will pay these expenses only to the extent that its available funds enable it to do so. All other expenses of the small business issuer incurred in connection with its public offering and its activities as a "blank check" company prior to its planned business combination, will be paid by Tecumseh Holdings Corporation, the principal parent and promoter of the small business issuer, without recourse to the small business issuer of any kind whatever.

Item 24.          Recent Sales of Unregistered Securities.

         The only sale of shares of its common stock which has been made by the small business issuer and, except with respect to its public offering of its common stock registered hereby, the only such sale of securities which it contemplates making prior to its planned business combination as a "blank check" company, was made without registration under the Securities Act of 1933. This sale constituted original issue stock and was made to it's the small business issuer's founder, parent and promoter, Tecumseh Holdings Corporation, on September 10, 2001. Tecumseh purchased 9,000,000 shares of common stock of the small business issuer at a price of $0.0005 per share, constituting an aggregate consideration of $4,500. The sale to Tecumseh did not involve a public offering. The small business issuer relied on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. In June 2002 Tecumseh made a capital contribution to the small business issuer, without consideration, in the amount of $26,750, for the purpose of satisfying the South Carolina blue sky laws.

Item 25.          Exhibits.

         The following exhibits are filed with this registration statement:

Exhibit Number             Exhibit Name
--------------             ------------
         1.1               Escrow Agreement (funds and shares) [revised]
         1.2               Indication of Interest (subscription rights) (1)
         1.3               Indication of Interest             (general) (1)
         1.4               Subscription Agreement (subscription rights) [revised]
         1.5               Subscription Agreement (general) (1)
         1.6               Lockup Agreement [deleted]
         3.1               Certificate of incorporation (1) (2)
         3.2               By-laws (1)
         3.3               Amended certificate of incorporation [new]
         3.4               First restated certificate of incorporation [new]
         3.5               Second restated certificate of incorporation [new]
         4                 Common stock certificate (1) (2)
         5                 Opinion regarding legality (3)
         10.1              Agreement between the small business issuer and Tecumseh Holdings
                           Corporation [new]
         23.1              Consent of legal counsel (3)
         23.2              Consent of expert [revised]

All other exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing.

         (1)  Filed with the initial registration statement on February 19, 2002

         (2) Information pertaining to the common stock of the small business issuer is contained in its restated certificates of incorporation filed as Exhibits 3.4 and 3.5 and in its common stock certificate filed as Exhibit 4

         (3) The consent of legal counsel is contained in the opinion of counsel filed as Exhibit 5.

Item 26.      Undertakings.

(a)      Rule 415 Offering.

         The small business issuer will:

        (1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) Reflect in the prospectus any facts or events arising after the date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus file with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) Include any additional or changed material information on the plan of distribution.

        (2) For determining liability under the Securities Act of 1933, treat each post- effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

        (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b)      Warrant and Rights Offerings

         The small business issuer (1) intends to offer 1,100,000 of its shares of stock to existing security holders of its parent under informal rights determined by the small business issuer; (2) intends to reoffer to the public any securities not taken by these security holders; (3) will supplement the prospectus after the end of the subscription period to include the results of the subscription offer, the transactions by underwriters (if any) during the subscription period (no firm underwriting arrangements of any kind will be made), and the terms of any later reoffering; and (4) if any public offering is made of the offered securities on terms different from those on the cover page of the prospectus, the small business issuer will file a post-effective amendment to state the terms of such offering.

(e)      Request for Acceleration of Effective Date

         The small business issuer intends to request acceleration of the registration statement under Rule 461 under the Securities Act and will include the following in such request:

                  "Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to its certificate of incorporation or provisions of Delaware law, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable."

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the small business issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Edgewater, State of New Jersey, on July 17, 2002.

                                               HOLLOW EGG ONE INC.


                                               By MARK I.S. VANDER PLUYM
                                               --------------------------------
                                               Mark I.S. Vander Pluym, President

         In accordance with the requirements of th Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates listed below.

Signature                                            Title                                       Date
---------                                            -----                                       ----
THOMAS C. SOURAN
--------------------------
Thomas C. Souran                            Chairman of the board of                    July 17, 2002
                                            directors, treasurer and
                                            chief financial officer
MARK I.S. VANDER PLUYM
--------------------------
Mark I.S. Vander Pluym                      President, director and                     July 17, 2002
                                            chief executive officer